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The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement together with the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)5
Reg # 333-106497

Subject to Completion

Preliminary Prospectus Supplement dated September 12, 2007

Prospectus Supplement
(To Prospectus dated September 12, 2007)

$

AEGON N.V.
(a Netherlands public company with limited liability)
 % Perpetual Capital Securities

        We are issuing $        aggregate principal amount of        % perpetual capital securities, or Capital Securities, which will be issued pursuant to an indenture, as supplemented by a supplemental indenture, between us and The Bank of New York Trust Company, N.A., as trustee.

        The Capital Securities are perpetual securities that have no fixed maturity or redemption date. However, at our option, we may redeem the Capital Securities in whole (but not in part) at their aggregate principal amount, together with any Outstanding Payments (as defined herein), on December 15, 2012 or any interest payment date thereafter, and upon the occurrence of certain tax and regulatory events described in this prospectus supplement under "Description of the Capital Securities." The Capital Securities will be issued in denominations of $25 and will constitute direct, unsecured and subordinated securities.

        The Capital Securities will bear interest at a rate of    % per annum on their outstanding principal amount from (and including) the issue date, payable in U.S. dollars quarterly in arrears on March 15, June 15, September 15 and December 15, commencing on December 15, 2007 subject to the conditions described in this prospectus supplement under "Description of the Capital Securities." You will receive interest payments on your Capital Securities only in cash. As more fully described in this prospectus supplement, we may, in certain circumstances, defer, and are, in certain other circumstances, required to defer, interest payments for any period of time; provided, however, that such deferred interest payments will become immediately due and payable if we make any payment on, or repurchase or redeem (subject to certain exceptions), our Junior Securities or Parity Securities (each as defined herein). Although you will always receive cash in satisfaction of any payments, we may, in certain circumstances, elect, and in the case of deferred interest payments will be required, to satisfy our obligation to make such payments in cash by issuing our Common Shares or Non-callable Securities (each as defined herein) which, when sold, will provide cash which we will apply towards such payments. We refer to this as the alternative interest satisfaction mechanism.

        We will apply to list the Capital Securities on the New York Stock Exchange. Trading of the Capital Securities is expected to begin within 30 days after the initial delivery of the Capital Securities.

        Investing in the Capital Securities involves risks. See "Risk Factors" beginning on page S-11.

	Price to Public(1)	Underwriting Discount(2)	Proceeds to AEGON N.V.(3)

Per Capital Security	%	%	%

Total	$	$	$

(1)
Plus accrued interest, if any, from September     , 2007 if settlement occurs after that date.

(2)
We will pay the underwriters compensation of $                      per Capital Security; provided, however, that for sales to certain institutions, we will pay the underwriters compensation of $                      per Capital Security. In that event, the proceeds to AEGON N.V. will be higher than those stated in the table above.

(3)
Before deducting expenses. See "Underwriting."

        We have granted the underwriters a 30-day option to purchase from time to time up to an additional $            principal amount of Capital Securities to cover over-allotments, if any, at the offering price less the underwriting discount. If the option is exercised in full, the total Price to Public, Underwriting Discount, and Proceeds to AEGON N.V. will be $            , $            and $            , respectively. Any Capital Securities issued or sold under the option will have the same terms and conditions as the Capital Securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters will deliver the Capital Securities in book-entry form only through the facilities of The Depository Trust Company on or about September    , 2007. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV.

Merrill Lynch & Co.	Morgan Stanley	Wachovia Securities

Citi	UBS Investment Bank

ABN AMRO Incorporated	Banc of America Securities LLC	A.G. Edwards	HBSC	RBC Capital Markets

The date of this Prospectus Supplement is September     , 2007.

Prospectus Supplement

i

        We have not, and the underwriters have not, taken any action to permit a public offering of the Capital Securities outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States in any jurisdiction where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Capital Securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. We reserve the right to withdraw this offering of Capital Securities at any time.

        This prospectus supplement and the accompanying prospectus are not a prospectus for the purpose of the Financial Supervision Act and have not been approved by the Netherlands Authority for the Financial Markets ("AFM").

        For information relating to transactions that stabilize the market price of the Capital Securities in connection with the offering, see "Underwriting—Price Stabilization and Short Positions."

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should rely only on information contained in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell Capital Securities, and seeking offers to buy Capital Securities, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or the time of any sale of the Capital Securities. Our business, financial condition, results of operations and prospects may have changed since that date. In this prospectus supplement and the accompanying prospectus, except as otherwise noted "we," "us," "our" and "AEGON" refer to AEGON N.V. and any or all of our subsidiaries and joint ventures as the context requires.

        This prospectus supplement contains the terms of the offering of Capital Securities. Certain additional information about us is contained in the accompanying prospectus. This prospectus supplement, or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus, may add, update or change information in the accompanying prospectus. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus is inconsistent with the accompanying prospectus, this prospectus supplement or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus, as applicable, will apply and will supersede the information in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus or the Indenture (as defined under "Description of the Capital Securities" beginning on page S-19 of this prospectus supplement).

        It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under "Where You Can Find More Information About Us" on page S-15 of this prospectus supplement and page 5 of the accompanying prospectus.

THE OFFERING

        This summary may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the financial data and related notes and the documents incorporated by reference in this prospectus supplement, including the section entitled "Risks relating to our business" beginning on page 9 of our 2006 Annual Report on Form 20-F, and the accompanying prospectus, before making a decision to invest in the Capital Securities. Terms that are defined under "Description of the Capital Securities" or in the accompanying prospectus have the same meaning when used herein.

        The Capital Securities will be a separate series of subordinated debt securities of AEGON N.V. as described in this prospectus supplement and the accompanying prospectus and will be issued under an Indenture, as supplemented by a sixth supplemental indenture between AEGON N.V., and The Bank of New York Trust Company, N.A., as trustee.

Issuer	AEGON N.V.
Securities Offered	% Perpetual Capital Securities, in an aggregate principal amount of $ .
Maturity	The Capital Securities are perpetual securities and have no fixed maturity date or redemption date and the holders have no right to call for their redemption.
Interest	The Capital Securities will bear interest from (and including) the issue date at a rate of % per annum.
Subject to the conditions described in this prospectus supplement, we will make Interest Payments (as defined below) in an amount equal to the interest accrued from (and including) the immediately preceding Interest Payment Date in respect of which interest has been paid or from (and including) the date of issue, if no interest has been paid, to (but excluding) the applicable Interest Payment Date.
Calculation of Interest	Interest on the Capital Securities will be computed and paid on the basis of a 360-day year consisting of 12 months of 30 days each.
Interest Payment Dates	Except as described below, interest on the Capital Securities will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2007. We refer to these dates as "Interest Payment Dates".
If any Interest Payment Date or the redemption date of the Capital Securities falls on a day that is not a Business Day, we will make the required payment on the next succeeding Business Day, and no additional interest will accrue in respect of any payment made on the next succeeding Business Day.
Regular Record Dates	We will pay interest through the paying agent to the person in whose name a Capital Security is registered at the close of business on March 1, June 1, September 1 and December 1 of each year, as the case may be, immediately preceding the relevant Interest Payment Date.
Status and Subordination	The Capital Securities constitute our direct, unsecured, subordinated securities and rank equally without any preference among themselves and rank equally with any Parity Securities and Parity Guarantees and rank in priority to any Junior Securities or Junior Guarantees. The rights and claims of the holders of Capital Securities are subordinated to the claims of our Senior Creditors, present and future.

When we refer to Senior Creditors, we mean all our present and future creditors:
• who are unsubordinated creditors;
• whose claims are, or are expressed to be, subordinated (whether only in the event of a winding-up (faillissement or vereffening na ontbinding) or otherwise) only to the claims of our unsubordinated creditors; and
• who are subordinated creditors, other than those whose claims are, or are expressed to rank, equally with, or junior to, the claims of holders of Capital Securities.
For the avoidance of doubt, the Capital Securities rank equally with our existing perpetual capital securities, which we refer to as our Existing Capital Securities. As of the date hereof, we have issued and outstanding seven series of Existing Capital Securities in aggregate principal amounts of €950 million, $500 million, €200 million, $1 billion, $500 million, $250 million and $550 million, respectively.
Winding-Up Claims	The Capital Securities will rank in our winding-up (faillissement or vereffening na ontbinding) in priority to distributions on Junior Securities, Junior Guarantees and all classes of our share capital and will rank equally with each other and among themselves and will rank equally with any of our Parity Securities and Parity Guarantees, including our Existing Capital Securities then outstanding, but will be subordinated in right of payment to the prior payment in full of the claims of our Senior Creditors, present and future. In our winding-up (faillissement or vereffening na ontbinding), to the extent we have not been able to satisfy in full any Deferred Interest Payment as a result of the limitation described under "Description of the Capital Securities—Alternative Interest Satisfaction Mechanism—Limitations in Connection with Alternative Interest Satisfaction Mechanism," our obligations in respect of an amount of principal under the Capital Securities equal to the unsatisfied part of any Deferred Interest Payments will be further subordinated to rank effectively, from a financial point of view, equally with our Common Shares.
Condition of Payment	No Payment in respect of the Capital Securities will be payable except to the extent that we are Solvent and not subject to a Regulatory Event, as applicable, and could make such Payment and still be Solvent and still not be subject to a Regulatory Event, as applicable, immediately thereafter.
Required Deferral of Payments	Required Deferral Before We Become Subject to Capital Adequacy Regulations
If at any time before we become subject to Capital Adequacy Regulations we determine that we are not Solvent or that a Payment on the Capital Securities will result in us becoming not Solvent, we will be required to defer further Payments on the Capital Securities for any period of time until we become Solvent and are able to make the relevant Payment and remain Solvent. We must make such determination on the 20th Business Day prior to the date on which any Payment would, in the absence of a deferral in accordance with the terms and conditions of the Capital Securities, be due and payable.

Unless we elect to further defer such Payment pursuant to our optional right to defer referred to below, a Payment so deferred must be satisfied on the Interest Payment Date next following the 19th Business Day after we determine that we have become Solvent and that such Payment would not result in us becoming not Solvent again. We also may satisfy at any time any Payment so deferred by giving not less than 16 Business Days' prior notice to the trustee and the holders of the Capital Securities of such satisfaction (provided that at the time of satisfying such Payment we are Solvent).
No interest will accrue on Payments we are required to defer.
Required Deferral After We Become Subject to Capital Adequacy Regulations
If at any time after we have become subject to Capital Adequacy Regulations a Regulatory Event should occur and during the period such Regulatory Event is continuing, we will be required to defer further Payments on the Capital Securities for any period of time until we are no longer subject to a Regulatory Event and are able to make the relevant Payment without the occurrence of a Regulatory Event. We must make such determination on the 20th Business Day prior to the date on which any Payment would in the absence of deferral in accordance with the terms and conditions of the Capital Securities, be due and payable.
Unless we elect to further defer such Payment pursuant to our optional right to defer referred to below, a Payment so deferred must be satisfied on the Interest Payment Date next following the 19th Business Day after we determine that we are no longer subject to a Regulatory Event and that such Payment would not result in us becoming subject to a Regulatory Event again. We also may satisfy at any time any Payment so deferred by giving not less than 16 Business Days' prior notice of such satisfaction (provided that at the time of satisfying such Payment, we are no longer subject to a Regulatory Event).
No interest will accrue on Payments we are required to defer.
Redemption	The Capital Securities are perpetual securities and have no fixed maturity date or redemption date and the holders have no right to call for their redemption. The Capital Securities are redeemable at our option, in whole (but not in part) at their aggregate principal amount, together with any Outstanding Payments, on December 15, 2012 which we refer to as the "First Call Date," or any Interest Payment Date thereafter. The Capital Securities are also subject to redemption upon the occurrence of a Tax Event or for regulatory reasons, each as described in this prospectus supplement under "Description of the Capital Securities—Redemption, Conversion, Substitution and Purchases."
Optional Deferral of Payments	Subject to our obligations upon the occurrence of a Mandatory Payment Event or a Mandatory Partial Payment Event, we may elect to defer any Payment on the Capital Securities for any period of time. However, if we make this election, the Payment so deferred will bear interest at the Interest Rate for the full period of optional deferral.

Mandatory Payment Events; Mandatory Partial Payment Events	If a Mandatory Payment Event or Mandatory Partial Payment Event occurs then all Mandatorily Deferred Payments and Optionally Deferred Payments will become mandatorily due and payable in full on the date of the event as described under "Description of the Capital Securities—Dividend Pusher; Mandatory Payments and Mandatory Partial Payments." We will only satisfy our obligations to pay such Mandatorily Deferred Payments or Optionally Deferred Payments in accordance with the provisions of the Alternative Interest Satisfaction Mechanism.
Alternative Interest Satisfaction Mechanism	We will satisfy any Mandatorily Deferred Payments and Optionally Deferred Payments (with any interest accrued on any Optionally Deferred Payments) using proceeds raised by the Alternative Interest Satisfaction Mechanism. In addition, we may elect at any time to satisfy any Payment using the Alternative Interest Satisfaction Mechanism. Applying this mechanism means that we will issue Payment Capital Securities (as defined below) for cash in an amount as required to provide enough cash for us to make full payments on the Capital Securities in respect of the relevant Payment. We will calculate the number of Payment Capital Securities that we must issue to raise the full amount of money due on the Capital Securities on the relevant Payment date. You will always receive Payments made in respect of the Capital Securities in cash. For purposes of satisfying any Deferred Interest Payments in accordance with the Alternative Interest Satisfaction Mechanism, we may only sell (a) up to 2% of our Common Shares then outstanding or (b) an amount of Non-callable Securities not exceeding (i) 2% of our Shareholders' Equity as per our latest audited consolidated financial statements and (ii) 25% of the aggregate principal amount of the Capital Securities issued hereunder. We will use our best efforts to satisfy any Deferred Interest Payment within five years following the relevant Deferred Interest Satisfaction Date by way of the Alternative Interest Satisfaction Mechanism.
Market Disruption Event	If, in our opinion, a Market Disruption Event exists on or after the 15th Business Day preceding any date upon which we are due to satisfy a Payment using the Alternative Interest Satisfaction Mechanism (which may be mandatory if it concerns a Deferred Interest Payment and which we may elect to do in other cases), we may delay making payment to you until the Market Disruption Event no longer exists. Any such Mandatorily Deferred Payment or Optionally Deferred Payment will bear interest at the Interest Rate from the date on which such relevant Payment was due to be made if the Market Disruption Event continues for 14 days or more beyond the Interest Payment Date.
"Market Disruption Event" means:
• the occurrence or existence of any suspension of or limitation imposed on trading by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or on settlement procedures for transactions in the Payment Capital Securities on the Relevant Stock Exchange if, in any such case, that suspension or limitation is material in the context of the offering or delivery of the Payment Capital Securities;

• in our opinion, there has been a substantial deterioration in the price and/or value of the Payment Capital Securities; or circumstances are such as to prevent or to a material extent restrict the issue or delivery of the Payment Capital Securities;
• where, pursuant to the terms of the Indenture, monies are required to be converted from one currency into another currency in respect of any payment, the occurrence of any event that makes it impracticable to effect such conversion; or
• where, in our opinion, there will have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in our view be likely to prejudice materially the success of the offering and distribution of the Payment Capital Securities or dealings in the Payment Capital Securities in the secondary market, if any.
Additional Amounts	We will pay Additional Amounts to you to gross up Interest Payments upon the imposition of Dutch withholding tax, subject to customary exceptions.
Redemption for Tax Reasons	Upon the occurrence of certain tax events, we may redeem the Capital Securities in whole (but not in part) on the next Interest Payment Date, including before, on or after the First Call Date, at their aggregate principal amount, together with any Outstanding Payments.
Redemption or Conversion for Regulatory Reasons	If, at any time after we become subject to Capital Adequacy Regulations, the relevant regulator has determined that securities of the nature of the Capital Securities do not qualify as "own funds" or, if "own funds" is subdivided into tiers, "core capital" (Tier 1 capital or equivalent), for the purposes of determination of such Capital Adequacy Regulations, then (i) we may redeem the Capital Securities in whole (but not in part) at their aggregate principal amount together with any Outstanding Payments or (ii) subject to compliance with applicable regulatory requirements, we may also elect, at any time, to convert or exchange the Capital Securities in whole (but not in part) for another series of capital securities having effectively, from a financial point of view, materially the same terms, except that such capital securities may have a non-cumulative character and may or may not have an alternative interest satisfaction mechanism.
Substitution Event	If at any time a Substitution Event has occurred and is continuing, subject to compliance with applicable regulatory requirements, we may substitute all, but not part, of the Capital Securities for another series of capital securities having effectively, from a financial point of view, materially the same terms, except that such securities may have a non-cumulative character and may or may not have an alternative interest satisfaction mechanism.

"Substitution Event" means that we are subject to supervision by any existing or future regulator pursuant to law or regulation and that our solvency margin, capital adequacy ratios or comparable margins or ratios under the Capital Adequacy Regulations are or become less than the relevant minimum requirements of such regulator pursuant to the Capital Adequacy Regulations.
Intention to Replace	If we redeem Capital Securities for any reason as described under "Description of Capital Securities—Redemption, Conversion, Substitution and Purchase," we or our subsidiaries intend to have raised funds in the six months preceding such redemption through the issuance, in an aggregate amount at least equal to the aggregate principal amount outstanding of the relevant series of Capital Securities, of any class of shares or any class of securities, the conditions of which are substantially similar to the Capital Securities so replaced in relation to maturity, settlement, deferral of payments and replacement, such that these shares or securities have at least the same equity-like characteristics.
Remedy for Non- Payment	If any Payment Default occurs and continues with respect to the Capital Securities, the trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of the sums due and unpaid or a bankruptcy proceeding in the Netherlands (but not elsewhere), but the trustee may not declare the principal amount of any outstanding Capital Securities to be due and payable.
A "Payment Default" will occur with respect to the Capital Securities if we fail to pay or set aside for payment the amount due to satisfy any Payment on the Capital Securities when due, and such failure continues for 14 days (as described under "Description of the Capital Securities—Non-Payment When Due; Limitation of Remedies"); provided that a Payment Event will not constitute a Payment Default.
If a Payment Event occurs and is continuing, the trustee may institute winding-up proceedings (faillissement or vereffening na ontbinding) exclusively in the Netherlands, but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid.
A "Payment Event" (and not a Payment Default) will occur if at the end of the 14-day grace period we fail to make such Payment as a result of the existence of a Required Deferral Condition.
In the case of a Mandatory Payment Event or Mandatory Partial Payment Event, requiring payment of Interest on a succeeding Interest Payment Date or dates, if we fail to make such payment of Interest as a result of:
• the existence of a Required Deferral Condition; or
• a deferral of an Interest Payment as permitted under the terms of the Indenture, the relevant Interest Payment due on the Capital Securities will constitute an Outstanding Payment and will accumulate with any other Outstanding Payments until paid and will constitute neither a Payment Default nor a Payment Event. Notwithstanding the foregoing, as a holder of the Capital Securities, you have the absolute and unconditional right to institute suit for the enforcement of any Payment when due and such right may not be impaired without your consent.

Form	We will issue the Capital Securities only in fully registered form, without coupons, in the form of beneficial interests in one or more separate global securities (the "Global Securities") registered in the name of Cede & Co., as nominee for The Depository Trust Company, which we refer to as "DTC." The Capital Securities will not be issued in definitive form, except under certain limited circumstances described herein. See "Description of the Capital Securities—Book-entry System; Delivery and Form." The Capital Securities will be issued only in denominations of $25, and integral multiples thereof.
Clearing Systems; Book-Entry System	The Capital Securities will be accepted for clearance by DTC, Euroclear, and Clearstream, Luxembourg. The initial distribution of the Capital Securities will be cleared through DTC only. Beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. Owners of beneficial interests in the Capital Securities will receive all Payments relating to their Capital Securities in U.S. dollars.
Selling Restrictions	The offering and sale of the Capital Securities are subject to all applicable selling restrictions. See "Underwriting."
Listing; Trading	We will apply to list the Capital Securities on the New York Stock Exchange under the symbol "AEF." Trading of the Capital Securities on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the Capital Securities.
Once listed, each Capital Security will trade as an individual unit at a trading price that will take into account the value, if any, of accrued but unpaid interest.
Governing Law	The Capital Securities and the related Indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions will be governed by and construed in accordance with the laws of the Netherlands.
Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes.
Over-Allotment Option	We have granted to the underwriters a 30-day option to purchase from time to time up to an additional $ principal amount of Capital Securities to cover over-allotments, if any. Any Capital Securities issued or sold under the option will have the same terms and conditions as the Capital Securities.
Trustee	The Bank of New York Trust Company, N.A. Address: 101 Barclay Street New York, NY 10286 Attention: Global Corporate Trust

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated using financial information calculated in accordance with International Financial Reporting Standards as adopted by the European Union ("IFRS").

Six Months Ended June 30,		Year Ended December 31,
2007	2006	2006	2005	2004
1.7	2.2(1)	2.0(1)	1.7(1)	1.8(1)

(1)
These figures are based on restated numbers for the relevant periods and reflect the retroactive application of the accounting change relating to the guarantees at AEGON The Netherlands. For additional information see "Special Note Regarding Incorporated Financial Statements and Financial Disclosures" below.

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated using financial information calculated in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") which differ in certain significant respects from IFRS. You can find a description of the significant differences between IFRS and U.S. GAAP in Note 55 to our restated consolidated financial statements, which are incorporated by reference from our Report on Form 6-K furnished to the U.S. Securities and Exchange Commission ("SEC") on September 12, 2007. The ratio of earnings to fixed charges is calculated in accordance with Item 503 of Regulation S-K of the Securities Act of 1933, as amended. For more information, please see the section headed "Ratio of Earnings to Fixed Charges" in our Report on Form 6-K furnished to the SEC on September 12, 2007 which includes our restated consolidated financial statements.

Year Ended December 31,
2006	2005	2004	2003	2002
1.6	1.8	1.8	1.7	—(1)

(1)
The deficiency of our earnings to fixed charges based on U.S. GAAP was €841,000,000 during 2002.

        For purposes of determining the ratio of earnings to fixed charges, earnings is defined as income before tax plus fixed charges less dividends on preferred shares.* Fixed charges are calculated by adding (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness, (3) interest on fixed annuities, guaranteed investment contracts and savings accounts, (4) dividends on preferred shares and (5) interest on perpetual capital securities.

*
For IFRS purposes also less interest on perpetual capital securities.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering before deducting expenses will be approximately $                (approximately $                if the Underwriters' over-allotment option is exercised in full). We intend to use the net proceeds of this offering for general corporate purposes.

RISK FACTORS

        Your investment in the Capital Securities entails risks. You should carefully consider the risk factors below, as well as the other information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our annual report on Form 20-F for the year ended December 31, 2006 and the risk factors described therein beginning on page 9 thereof, before investing in the Capital Securities.

We may defer Payments on the Capital Securities for any period of time.

        We may elect to defer Payments on the Capital Securities for any period of time, subject to our obligation to pay any Deferred Interest Payments if we make any payments on our Junior Securities and Parity Securities. Unless deferral is required, Deferred Interest Payments will bear interest at the Interest Rate for the full period of deferral. See "Description of the Capital Securities—Deferral of Payments."

We are required to defer Payments on the Capital Securities if, at any time prior to us becoming subject to Capital Adequacy Regulations, we are not Solvent.

        If we determine that we are not Solvent or that a Payment on the Capital Securities will result in us becoming not Solvent, we will be required to defer further Payments on the Capital Securities for any period of time until we become Solvent and are able to make the Payments and remain Solvent. Any Payments so deferred will not accrue interest. See "Description of the Capital Securities—Deferral of Payments—Required Deferral of Payments Before We Are Subject to Capital Adequacy Regulations."

After we become subject to Capital Adequacy Regulations, we will be required to defer Payments on the Capital Securities upon a Regulatory Event.

        Upon the occurrence of a Regulatory Event and during the period such Regulatory Event is continuing, we will be required to defer further Payments on the Capital Securities for any period of time until we are no longer subject to a Regulatory Event and are able to make the Payments without the occurrence of a Regulatory Event. Any Payments so deferred will not accrue interest. See "Description of the Capital Securities—Deferral of Payments—Required Deferral of Payments After We Become Subject to Capital Adequacy Regulations."

The Capital Securities are perpetual securities, and you will have no right to call for their redemption.

        The Capital Securities are perpetual securities and have no fixed maturity date or holder's redemption right. We are under no obligation to redeem the Capital Securities at any time and you have no right to call for their redemption.

U.S. tax treatment for certain U.S. non-corporate investors will be adversely affected if proposed legislation in the U.S. Congress is enacted.

        Subject to certain exceptions and limitations described in this prospectus supplement under "Taxation in the United States," dividends received by certain non-corporate U.S. investors will be subject to taxation at a maximum rate of 15% if the dividends are "qualified dividends" and are received before January 1, 2011. A legislative proposal recently introduced in the U.S. Congress would, if enacted, deny qualified dividend treatment in respect of Interest Payments on the Capital Securities after the date of enactment. It is not possible to predict whether or in what form this proposal will be enacted into law.

The Capital Securities will rank below our secured debt, our senior notes, certain of our subordinated obligations and the liabilities of our subsidiaries.

        The Capital Securities will be direct, unsecured, subordinated obligations and will rank equally without any preference among themselves and among our Existing Capital Securities. The Capital Securities will be subordinated to the claims of all of our Senior Creditors, present and future. In our winding-up (faillissement or vereffening na ontbinding) you may receive proportionately less than our Senior Creditors who must be paid in full before we make any payments on the Capital Securities. Currently, our outstanding Common Shares and Preferred Shares are our only securities that rank below the Capital Securities. In our winding-up (faillissement or vereffening na ontbinding), to the extent we would be unable to satisfy in full any Deferred Interest Payment using the Alternative Interest Satisfaction Mechanism as a result of the limitation imposed by the threshold as described under "Description of the Capital Securities—Alternative Interest Satisfaction Mechanism—Limitations in Connection with Alternative Interest Satisfaction Mechanism", our obligations in respect of an amount of principal under the Capital Securities equal to the unsatisfied part of any Deferred Interest Payments will be further subordinated to rank effectively, from a financial point of view, equally with our Common Shares. Existing Capital Securities are our only securities that currently rank equally with the Capital Securities. All of our other securities (other than Common Shares and Preferred Shares) currently rank senior to the Capital Securities.

        The Capital Securities are obligations exclusively of AEGON N.V. AEGON N.V. is a holding company and conducts substantially all of its operations through its subsidiaries which own substantially all of its operating assets. Our subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due or to provide us with funds to meet any payment obligations that arise thereunder. Our right to receive any assets of any of our subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of Capital Securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including obligations to policyholders. On June 30, 2007, the total indebtedness and obligations of our consolidated subsidiaries to creditors (including indebtedness and obligations guaranteed by AEGON N.V.) was €4.606 billion in aggregate.

We are not prohibited from issuing further debt or other securities that may rank equally with or senior to the Capital Securities.

        There is no restriction on the amount of debt or other securities we may issue that rank senior to the Capital Securities or on the amount of securities we may issue that rank equally with the Capital Securities. The issue of any such debt or securities may reduce the amount recoverable by you upon our bankruptcy or may increase the likelihood of a deferral of Payments on the Capital Securities.

We may redeem the Capital Securities at any time if certain adverse tax or regulatory events occur and we may redeem the Capital Securities at our option on December 15, 2012 or on any Interest Payment Date thereafter.

        Upon the occurrence of certain tax or regulatory events, as described more fully in this prospectus supplement under "Description of the Capital Securities—Redemption, Conversion, Substitution and Purchases," we may at our option redeem the Capital Securities at any time in whole, but not in part.

        We may also redeem the Capital Securities at our option, in whole but not in part, on or after December 15, 2012. You should assume that we would exercise this option if we are able to refinance at a lower cost of funding or it is otherwise in our interest to redeem the Capital Securities.

        If we redeem the Capital securities for any reason, you may only be able to reinvest the redemption proceeds in securities with a lower interest rate. Any redemption of the Capital Securities will be subject to the conditions described under "Description of the Capital Securities—Redemption, Conversion, Substitution and Purchases."

We may convert or exchange the Capital Securities into or for another series of our capital securities at any time if certain adverse regulatory events occur.

        Upon the occurrence of certain regulatory events, as described more fully in this prospectus supplement under "Description of the Capital Securities—Redemption, Conversion, Substitution and Purchases," we may at our option convert or exchange the Capital Securities in whole, but not in part, into or for another series of our capital securities having effectively, from a financial point of view, materially the same terms as the Capital Securities, except that such capital securities may have a non-cumulative character and may or may not have an alternative interest satisfaction mechanism.

We may cause substitution of the Capital Securities for other capital securities at any time if certain substitution events occur.

        Upon the occurrence of certain substitution events, as described more fully under "Description of the Capital Securities—Redemption, Conversion, Substitution and Purchases," we may cause substitution of all, but not part, of the Capital Securities for another series of capital securities having effectively, from a financial point of view, materially the same terms as the Capital Securities, except that such securities may have a non-cumulative character and may or may not have an alternative interest satisfaction mechanism.

Even if we are able to use the Alternative Interest Satisfaction Mechanism, we may still not be able to fully satisfy Deferred Interest Payments should the number or amount of Payment Capital Securities we would be required to place in any 12-month period in order to be able to make such Deferred Interest Payments exceed certain thresholds.

        We may for purposes of satisfying any Deferred Interest Payment in accordance with the Alternative Interest Satisfaction Mechanism, only sell such number of Payment Capital Securities in any 12-month period (a) as, in the case of Common Shares, does not exceed 2% of our Common Shares then outstanding, or (b) in the case of Non-callable Securities, the aggregate principal amount of which does not exceed (i) 2% of the value of our Shareholders' Equity as per our latest audited consolidated financial statements and (ii) 25% of the aggregate principal amount of the Capital Securities issued hereunder. Should the number of Payment Capital Securities we would be required to place in any 12-month period exceed these thresholds, we may not be able to use the Alternative Interest Satisfaction Mechanism at all or may not be able to issue sufficient Payment Capital Securities to satisfy Deferred Interest Payments in full. For the avoidance of doubt, any Deferred Interest Payments not satisfied shall not be cancelled but remain outstanding and become due and payable at redemption or in our winding-up (faillissement or vereffening na ontbinding).

We may defer Payments on the Capital Securities if a Market Disruption Event occurs.

        If, following our decision to satisfy a Payment using the Alternative Interest Satisfaction Mechanism, in our opinion a Market Disruption Event exists, such Payment may be deferred until the cessation of such market disruption, as more fully described under "Description of the Capital Securities—Alternative Interest Satisfaction Mechanism—Market Disruption." Any such Mandatorily Deferred Payments or Optionally Deferred Payments will bear interest at the Interest Rate from the date on which such Payment was due to be made if the Market Disruption Event continues for 14 days or more.

There are limitations on the remedies available to you and the trustee should we fail to pay amounts due on the Capital Securities.

        If a Payment Default occurs and continues with respect to the Capital Securities, the trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of sums due and unpaid or commencing a bankruptcy proceeding in the Netherlands, but not elsewhere. The trustee may not, however, declare the principal amount of any outstanding Capital Security to be due and payable. Upon a Payment Event, the sole remedy available to the trustee for recovery of amounts owing in respect of any payment of principal in respect of the Capital Securities will be the institution of bankruptcy proceedings in the Netherlands. Although there is some doubt under Dutch law whether the trustee would be permitted to commence a bankruptcy proceeding in the Netherlands, in all cases any holder of the Capital Securities with a due and payable claim would be permitted to commence such proceedings in accordance with Dutch bankruptcy law. See "Description of the Capital Securities—Non-Payment When Due; Limitation of Remedies."

You will be deemed to have waived all rights of set-off.

        Subject to applicable law, you may not exercise or claim any right of set-off in respect of any amount we owe you arising under or in connection with the Capital Securities and you will be deemed, by virtue of holding the Capital Securities, to have waived all such rights of set-off. See "Description of the Capital Securities—Non-Payment When Due; Limitation of Remedies."

General market conditions and other factors could adversely affect market prices for the Capital Securities.

        Market prices for the Capital Securities can be expected to vary with changes in market and economic conditions, including changes in credit spreads and the market for similar securities, our financial condition and prospects, changes in our credit ratings (whether real or anticipated) and other factors that generally influence the market prices of securities.

The Capital Securities are a new issue of securities, and there is no assurance that a trading market will exist or that it will be liquid.

        The Capital Securities are a new issue of securities and have no established trading market. Although application will be made to list the Capital Securities on the New York Stock Exchange, there can be no assurance that an active trading market will develop. Even if an active trading market does develop, no one, including the underwriters, is required to maintain its liquidity.

You may not be entitled to receive U.S. dollars in a winding-up.

        If any holder of the Capital Securities is entitled to any recovery with respect to the Capital Securities in any winding-up (faillissement or vereffening na ontbinding), the holder of the Capital Securities might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in euro or any other lawful currency of the Netherlands. In addition, under current Dutch law, our liability to holders of the Capital Securities, would have to be converted into euro or any other lawful currency of the Netherlands at a date close to the commencement of proceedings against us and holders of the Capital Securities would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual reports with and furnish other information to the U.S. Securities and Exchange Commission ("SEC"). You may read and copy any document that we have filed with or furnished to the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public through the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington, D.C. and in other locations.

SPECIAL NOTE REGARDING INCORPORATED
FINANCIAL STATEMENTS AND FINANCIAL DISCLOSURES

        In the second quarter of 2007, AEGON changed the accounting principles it uses to value minimum interest rate guarantees related to insurance products offered by AEGON The Netherlands, including group pension contracts and traditional products. Starting with the second quarter of 2007, AEGON The Netherlands values the guarantees at fair value. Changes in the fair value are recognized in AEGON's income statements. Prior to the second quarter of 2007, these guarantees were valued applying a corridor approach for the group pension contracts. Changes in the provision, if outside the corridor, were reflected in the income statements. The guarantees embedded in traditional products were not valued explicitly, but were considered in the liability adequacy test. In accordance with International Accounting Standard No. 8, Accounting Policies, Changes in Accounting Estimates and Errors, AEGON has applied the change in accounting principles retrospectively and has adjusted all affected figures for each prior period presented to reflect the new accounting principle as if it had already been applied in those prior periods.

        In addition, AEGON also changed its reportable segments in 2007. Until January 1, 2007, AEGON's secondary segment information was based on product characteristics. Starting in 2007, AEGON reports its secondary segment information based on lines of business.

        The consolidated financial statements included in AEGON's Annual Report on Form 20-F for the year ended December 31, 2006 (the "2006 Annual Report") did not reflect the above-mentioned change in accounting principles, nor did they include secondary segment information based on lines of business, as both changes were only adopted in 2007. On September 12, 2007, AEGON furnished the SEC a Report on Form 6-K (the "Restatement Report"). The Restatement Report contained a restatement of audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations, and certain financial statement schedules and other financial data previously filed with the Securities and Exchange Commission as part of the 2006 Annual Report. The restatements were filed solely to reflect AEGON's retroactive application of the accounting change relating to the guarantees and to present secondary segment information consistent with the new format. The only substantive changes in the information included in the Restatement Report from the information included in the 2006 Annual Report relate to these two changes. The Restatement Report is incorporated by reference into this prospectus supplement, and prospective investors are urged to refer to the restatement of audited consolidated financial statements and other information contained therein for financial disclosures which have been restated to reflect (i) the valuation of the guarantees related to insurance products offered by AEGON The Netherlands at fair value, (ii) the effect on earnings related to changes in the fair value of those guarantees that would have been recorded in the three years ended December 31, 2006 had the new accounting principle already been applied in such periods, and (iii) the change in our secondary reportable segments.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

        As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that:

  •
  incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

  •
  we can disclose important information to you by referring you to those documents;

  •
  information that we file with the SEC after the date of this prospectus supplement that is incorporated by reference in this prospectus supplement and the accompanying prospectus automatically updates and supersedes this prospectus supplement and the accompanying prospectus; and

  •
  information that is more recent that is included in this prospectus supplement and the accompanying prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus supplement.

        We incorporate by reference into this prospectus supplement and the accompanying prospectus our documents listed below:

  •
  Annual Report on Form 20-F for the fiscal year ended December 31, 2006;

  •
  Report on Form 6-K furnished to the SEC on April 26, 2007;

  •
  Report on Form 6-K furnished to the SEC on April 26, 2007 relating to resolutions passed at the annual general meeting of shareholders of AEGON N.V.;

  •
  Report on Form 6-K furnished to the SEC on May 11, 2007 relating to our first quarter 2007 financial results;

  •
  Report on Form 6-K furnished to the SEC on May 18, 2007;

  •
  Report on Form 6-K furnished to the SEC on May 22, 2007 relating to the discussion of the progress in our growth strategy during our Analyst & Investor conference;

  •
  Report on Form 6-K furnished to the SEC on June 29, 2007;

  •
  Report on Form 6-K furnished to the SEC on July 26, 2007;

  •
  Report on Form 6-K furnished to the SEC on August 9, 2007;

  •
  Report on Form 6-K furnished to the SEC on August 14, 2007 with an announcement of our strategic partnership with Merrill Lynch and the execution of an agreement to acquire Merrill Lynch Life Insurance Company and ML Life Insurance Company of New York;

  •
  Report on Form 6-K furnished to the SEC on September 10, 2007 with an update on the status of AEGON's share repurchase program;

  •
  Report on Form 6-K furnished to the SEC on September 10, 2007 with regard to AEGON's declaration of a stock fraction interim dividend;

  •
  Report on Form 6-K furnished to the SEC on September 11, 2007 with a modified version of AEGON's Embedded Value 2006 Report;

  •
  Report on Form 6-K furnished to the SEC on September 12, 2007 with a presentation of AEGON's results for the second quarter of 2007;

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  Report on Form 6-K furnished to the SEC on September 12, 2007 with restated consolidated financial statements, management's discussion and analyses of financial condition and results of operations and certain financial statement schedules and other financial data for years 2006, 2005 and 2004; and

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  each of the following documents that we file with or furnish to the SEC after the date of this prospectus supplement from now until we terminate the offering of securities under this prospectus supplement, the accompanying prospectus and the registration statement:

  •
  reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act, and

  •
  reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus supplement or the accompanying prospectus.

        These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows:

Investor Relations	Investor Relations
AEGON N.V.	AEGON USA, Inc.
P.O. Box 202	1111 North Charles Street
2501 CE The Hague	Baltimore, MD 21201
The Netherlands	USA
Tel: 011-31-70-344-8305	Tel: 1-410-576-4577
Fax: 011-31-70-383-2773	Fax: 1-410-347-8685
E-mail: groupir@aegon.com	E-mail: ir@aegonusa.com

CAPITALIZATION

        The following table sets forth our consolidated capitalization (a) as of June 30, 2007 and (b) as of June 30, 2007, as adjusted to give effect to this offering of Capital Securities and use of the net proceeds therefrom. It is important that you read this table in conjunction with, and it is qualified by reference to, the historical financial statements and related notes in the information relating to our results for the six months ended June 30, 2007 furnished to the SEC on September 12, 2007 on Form 6-K and incorporated by reference in this prospectus.

        The following table uses financial information derived from accounting policies based on IFRS.

	As of June 30, 2007
	Actual	Adjusted(1)
	(in millions of €)
Preferred shares par value(2)	60	60
Common shares par value(2)	196	196
Surplus funds	17,168	17,168

Shareholders' equity	17,424	17,424
Share options	28	28
Junior perpetual capital securities, year of first call: 2010(3)	636	636
Junior perpetual capital securities, year of first call: 2011(4)	638	638
Junior perpetual capital securities, year of first call: 2014(5)	1,352	1,352
Junior perpetual capital securities, year of first call: 2015(6)	821	821
Capital Securities offered hereby	—
Perpetual cumulative subordinated bonds(7)	567	567
Minority interest	15	15

Group equity	21,481
Trust pass—through securities(7)	150	150
Subordinated borrowings(7)	34	34
Senior borrowings related to insurance activities(7)	1,610

Total capital base	23,275	23,275

(1)
Adjusted to reflect this offering and use of the net proceeds therefrom. Does not give effect to Underwriters' over-allotment option.

(2)
On June 30, 2007, our issued share capital consisted of 240,970,000 preferred shares, par value €0.25 per share, and 1,574,364,026 common shares, par value €0.12 per share, net of shares held in our treasury. Our preferred shares and common shares are Junior Securities.

(3)
Consists of two series of perpetual capital securities in aggregate principal amount of $500 million and $250 million, respectively, each of which are Parity Securities.

(4)
Consists of two series of perpetual capital securities in aggregate principal amount of $550 million and €200 million, respectively, each of which are Parity Securities.

(5)
Consists of two series of perpetual capital securities in aggregate principal amount of €950 million and $500 million, respectively, each of which are Parity Securities.

(6)
Consists of a series of perpetual capital securities in aggregate principal amount of $1 billion, which are Parity Securities.

(7)
Holders of all such obligations are Senior Creditors.

DESCRIPTION OF THE CAPITAL SECURITIES

        The following description of the particular terms of the Capital Securities supplements the description of the general terms and provisions of the Capital Securities set forth under "Description of Debt Securities" beginning on page 15 in the accompanying prospectus. The accompanying prospectus contains a detailed summary of additional provisions of the Capital Securities and of the Indenture under which they will be issued. Certain provisions of this section are summaries of the accompanying prospectus and subject to its detailed provisions. You should read all the provisions of the accompanying prospectus and the Indenture. The following description of the Capital Securities replaces the accompanying prospectus in the event of any inconsistency.

        The following description is only a summary and does not describe every aspect of the Capital Securities or the Indenture. Therefore, it may not contain all of the information that is important to you as a potential purchaser of the Capital Securities. If you purchase the Capital Securities, your rights will be determined by the Capital Securities, the Indenture and the Trust Indenture Act of 1939. In light of this, you should read the Indenture and the form of the Capital Securities filed with the Securities and Exchange Commission before making an investment decision. You can read the Indenture and the form of Capital Securities at the locations listed under "Where You Can Find More Information About Us" in this prospectus supplement.

        The Capital Securities will be issued under an indenture, dated as of October 11, 2001, among AEGON N.V., AEGON Funding Corp. and The Bank of New York Trust Company, N.A., as successor trustee pursuant to the Agreement of Resignation, Appointment and Acceptance dated as of August 21, 2007 by and among AEGON N.V., AEGON Funding Corp., The Bank of New York Trust Company, N.A. and Citibank, N.A., as such indenture has been modified and supplemented to the date hereof, and as shall be further modified by a sixth supplemental indenture to be dated as of September     , 2007 (the "Sixth Supplemental Indenture") between AEGON N.V. and The Bank of New York Trust Company, N.A., as trustee, which we refer to collectively as the "Indenture." The Capital Securities will be treated as a separate series of our subordinated debt securities. We will file a copy of the Sixth Supplemental Indenture relating to the Capital Securities and the form of the Capital Securities with the SEC. In accordance with the terms of the Indenture, we are permitted to issue additional Capital Securities that would be considered part of the same series of Capital Securities we are offering pursuant to this prospectus supplement. In this description references to "we," "our" and "us" refer to AEGON N.V.

FORM AND DENOMINATION

        We will issue the Capital Securities only in fully registered form, without coupons, in the form of beneficial interests in one or more Global Securities. The Capital Securities will be issued in denominations of $25 and integral multiples thereof. We will issue the Capital Securities as Global Securities registered in the name of Cede & Co., as nominee for DTC. Please read "—Book-Entry System; Delivery and Form" for more information about the form of the Capital Securities and their clearance and settlement.

INTEREST

Interest Payment Dates

        Subject to our right or obligation to defer Interest Payments as described under "—Deferral of Payments," interest on the Capital Securities will be payable quarterly in arrears in equal payments for any full Interest Period on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2007 at a fixed rate per annum on their outstanding principal amount equal to      % (calculated on a 30/360 day basis). We refer to such rate as the "Interest Rate" and to each such date as an "Interest Payment Date." If any Interest Payment Date or the redemption date of the Capital Securities falls on a day that is not a Business Day, we will make the required payment on the next succeeding Business Day and no additional interest will accrue in respect of any payment made on the next succeeding Business Day.

        Interest is payable from the date of issue of the Capital Securities, or from the most recent date to which interest on such Capital Security has been paid or duly provided for, until the principal amount of such Capital Security is paid or duly made available for payment. We will pay interest through the paying agent to the person in whose name the Capital Security is registered on the record date.

        Subject to the conditions described in this prospectus, we will make Interest Payments in an amount equal to the interest accrued from (and including) the immediately preceding Interest Payment Date in respect of which interest has been paid or from (and including) the date of issue, if no interest has been paid, to (but excluding) the applicable Interest Payment Date (each, an "Interest Period"). Each Capital Security will cease to bear interest from the due date for redemption, if any, unless, upon due presentation, payment of principal is improperly withheld or refused. In such event, it will continue to bear interest at the Interest Rate.

Regular Record Dates

        We will pay Interest through the paying agent to the person in whose name a Capital Security is registered at the close of business on March 1, June 1, September 1 and December 1 of each year, as the case may be, immediately preceding the relevant Interest Payment Date.

DEFERRAL OF PAYMENTS

        We must make each Interest Payment on the relevant Interest Payment Date subject to and in accordance with the provisions contained herein. Subject to the conditions described herein under "—Status" and "—Dividend Pusher; Mandatory Payments and Mandatory Partial Payments," we must or may defer an Interest Payment and any other Payment in the following circumstances.

Required Deferral of Payments Before We Are Subject to Capital Adequacy Regulations

        (a)       If, prior to such date as we become subject to Capital Adequacy Regulations, on the 20th Business Day preceding the date on which any Payment (not including principal) would otherwise be due and payable, we determine that we are not Solvent or that payment of the relevant Payment or part thereof would result in us becoming not Solvent, we must defer such Payment or such part thereof, as the case may be, by giving notice to the trustee and the holders of Capital Securities. We refer to such deferred interest payment (together with any required deferral due to a Regulatory Event (as described below)) as a "Mandatorily Deferred Payment" and to such notice as well as any similar notice given in the event of a Mandatorily Deferred Payment due to the occurrence of a Regulatory Event or an Optionally Deferred Payment (as described below) as a "Deferral Notice." A Deferral Notice must be given not less than 16 Business Days prior to the Payment due date. Payments with respect to a required deferral may only be made using the Alternative Interest Satisfaction Mechanism.

        If, after we defer a Payment for this reason, the relevant Required Deferral Condition is no longer met on the 20th Business Day preceding any subsequent Interest Payment Date, then we will satisfy such Payment on the relevant Deferred Interest Satisfaction Date by giving notice, not less than 16 Business Days prior to the Deferred Interest Satisfaction Date, to the trustee and the holders of Capital Securities that we will satisfy such Payment on such date.

        (b)       We will not satisfy such Payment on the relevant Deferred Interest Satisfaction Date referred to above, if:

  •
  we have previously elected to satisfy such Payment earlier (provided that, at the time of satisfying such Payment, the relevant Required Deferral Condition is no longer met) by delivering a notice to the trustee and the holders of Capital Securities not less than 16 Business

    Days prior to the relevant Deferred Interest Satisfaction Date that we will satisfy such Payment on such date; or

  •
  we validly elect to use our right to optionally defer any such Payment that would otherwise have been required to be paid on such Deferred Interest Satisfaction Date as described below under "—Optionally Deferred Payments."

        (c)       We may only satisfy our obligation to pay a Mandatorily Deferred Payment in accordance with the Alternative Interest Satisfaction Mechanism. A Mandatorily Deferred Payment will not accrue interest, except under the circumstances we describe under "—Alternative Interest Satisfaction Mechanism."

        Any Mandatorily Deferred Payment will be satisfied from the proceeds of the issue of Payment Capital Securities as described herein under "—Alternative Interest Satisfaction Mechanism."

Required Deferral of Payments After We Become Subject to Capital Adequacy Regulations

        (a)       If, after such date as we become subject to Capital Adequacy Regulations, on the 20th Business Day preceding the date on which any Payment (not including principal) would otherwise be due and payable, we determine that we are subject to a Regulatory Event or that payment of the relevant Payment or part thereof would result in us becoming subject to a Regulatory Event, we must defer such Payment or such part thereof, as the case may be, by giving a Deferral Notice to the trustee and the holders of Capital Securities. A Deferral Notice must be given not less than 16 Business Days prior to the Payment due date.

        If, after we defer a Payment for this reason, the relevant Required Deferral Condition is no longer met on the 20th Business Day preceding any subsequent Interest Payment Date, then we will satisfy such Payment on the relevant Deferred Interest Satisfaction Date by giving notice, not less than 16 Business Days prior to the Deferred Interest Satisfaction Date, to the trustee and the holders of Capital Securities that we will satisfy such Payment on such date.

        (b)       We will not satisfy such Payment on the relevant Deferred Interest Satisfaction Date referred to above, if:

  •
  we have previously elected to satisfy such Payment earlier (provided that, at the time of satisfying such Payment, the relevant Required Deferral Condition is no longer met) by delivering a notice to the trustee and the holders of Capital Securities not less than 16 Business Days prior to the relevant Deferred Interest Satisfaction Date that we will satisfy such Payment on such date; or

  •
  we validly elect to use our right to optionally defer any such Payment that would otherwise have been required to be paid on such Deferred Interest Satisfaction Date as described below under "—Optionally Deferred Payments."

        (c)       We may only satisfy our obligations to pay a Mandatorily Deferred Payment in accordance with the Alternative Interest Satisfaction Mechanism. A Mandatorily Deferred Payment will not accrue interest, except under the circumstances we describe under "—Alternative Interest Satisfaction Mechanism."

        Any Mandatorily Deferred Payment will be satisfied from the proceeds of the issue of Payment Capital Securities as described herein under "—Alternative Interest Satisfaction Mechanism."

Optionally Deferred Payments

        Subject to the conditions described under "Dividend Pusher; Mandatory Payments and Mandatory Partial Payments", we may at any time in our sole discretion and for any reason defer all or part of any Payment that would in the absence of deferral be due and payable by giving a Deferral Notice to the trustee and the holders of Capital Securities not less than 16 Business Days prior to the relevant due date. We will then, subject to the absence of a Required Deferral Condition, satisfy any such Optionally

Deferred Payment at any time by means of an issuance of Payment Capital Securities in accordance with the Alternative Interest Satisfaction Mechanism, upon delivery of a notice to the trustee and the holders of Capital Securities, not less than 16 Business Days prior to the relevant Deferred Interest Satisfaction Date, informing them of our election to so satisfy such Payment and specifying the relevant Deferred Interest Satisfaction Date.

        Optionally Deferred Payments will bear interest at the Interest Rate from (and including) the date on which, but for such deferral, the Optionally Deferred Payment would otherwise have been due to be made to (but excluding) the relevant Deferred Interest Satisfaction Date.

DIVIDEND PUSHER; MANDATORY PAYMENTS AND MANDATORY PARTIAL PAYMENTS

        We will give a Deferral Notice in the case of a Required Deferral Condition and we may give a Deferral Notice, in our sole discretion and for any reason, in the case of an Optionally Deferred Payment, except that any such Deferral Notice as to a Payment required to be paid pursuant to a Mandatory Payment Event or Mandatory Partial Payment Event pursuant to paragraph (a) below will have no force or effect.

        We will be required to make Payments on the Capital Securities in the following circumstances.

        (a)       If a Mandatory Payment Event or Mandatory Partial Payment Event (each as described below) occurs then all Mandatorily Deferred Payments and Optionally Deferred Payments will become mandatorily due and payable in full on the date of the event. Notwithstanding any provision to the contrary herein, we will only satisfy our obligations to pay such Mandatorily Deferred Payments and Optionally Deferred Payments in accordance with the provisions of the Alternative Interest Satisfaction Mechanism.

        (b)       If a Mandatory Payment Event occurs, then the Interest Payments payable on the next four consecutive Interest Payment Dates, the next two consecutive Interest Payment Dates or the next Interest Payment Date, as the case may be, following the Mandatory Payment Event, depending on whether the Junior Security, the Parity Security or the security benefiting from a Junior Guarantee or a Parity Guarantee pays dividends or income distributions on an annual basis, a semi-annual basis or a quarterly basis, as the case may be, will be mandatorily due and payable in full on the relevant Interest Payment Dates. We may, but will not be required to, satisfy our obligation to make the Interest Payment payable on such Interest Payment Date in accordance with the Alternative Interest Satisfaction Mechanism.

        A Mandatory Payment Event occurs if:

  •
  we declare, pay or distribute a dividend or make a payment (other than a dividend in the form of Common Shares) on any of our Junior Securities or make a payment on a Junior Guarantee;

  •
  any of our subsidiaries or any corporate body, partnership or cooperative in which we have a direct or indirect financial, commercial or contractual majority interest, which we refer to as an "Undertaking", declares, pays or distributes a dividend on any security issued by it benefiting from a Junior Guarantee or makes a payment (other than a dividend in the form of Common Shares) on any security issued by it benefiting from a Junior Guarantee;

  •
  we or any of our subsidiaries or Undertakings redeems, purchases or otherwise acquires for any consideration any of our Junior Securities, Parity Securities or securities issued by any of our subsidiaries or Undertakings benefiting from a Junior Guarantee or Parity Guarantee, other than:

  •
  by conversion into or in exchange for our Common Shares;

  •
  in connection with transactions effected by or for the account of our customers or customers of any of our subsidiaries or in connection with the distribution, trading or market-making activities in respect of those securities;

    •
    in connection with our satisfaction of our, or the satisfaction by any of our subsidiaries of its, obligations under any of our employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants of AEGON;

    •
    as a result of a reclassification of us or any of our subsidiaries or the exchange or conversion of one class or series of capital stock for another class or series of capital stock; or

    •
    the purchase of fractional interests in shares of our capital stock or the capital stock of any of our subsidiaries pursuant to the conversion or exchange provisions of that capital stock (or the security being converted or exchanged); or

  •
  any moneys are paid to or made available for a sinking fund or for redemption of any Junior Securities, Parity Securities or any securities issued by any of our subsidiaries or Undertakings benefiting from a Junior Guarantee or Parity Guarantee;

in all such cases described above, except where it concerns a payment, purchase or redemption that we are obliged to make pursuant to our Articles of Association as they read prior to the relevant deferral or equity swap, forward, repo or equity derivative transactions we conclude prior to the relevant deferral.

        (c)       If a Mandatory Partial Payment Event occurs, then Mandatory Partial Payments will be mandatorily due and payable in respect of each Capital Security. Such Mandatory Partial Payments will be payable on the next four consecutive Interest Payment Dates, the next two consecutive Interest Payment Dates or the next Interest Payment Date, as the case may be, after the occurrence of such Mandatory Partial Payment Event, depending on whether the Parity Securities pay dividends or income distributions on an annual basis, a semi-annual basis or a quarterly basis, as the case may be. We may, but will not be required to, satisfy our obligation to pay any Mandatory Partial Payments in accordance with the Alternative Interest Satisfaction Mechanism.

        A Mandatory Partial Payment Event occurs if:

  •
  we declare, pay or distribute a dividend or make a payment on any of our Parity Securities or make any payment on any of our Parity Guarantees (except where it concerns a payment, purchase or redemption that we are obliged to make pursuant to our Articles of Association as they read prior to the relevant deferral or equity swap, forward, repo or equity derivative transactions concluded by us prior to the relevant deferral); or

  •
  any of our subsidiaries or Undertakings declares, pays or distributes a dividend on any security issued by it benefiting from a Parity Guarantee or makes a payment on any security issued by it benefiting from a Parity Guarantee.

ALTERNATIVE INTEREST SATISFACTION MECHANISM

        We must satisfy any Mandatorily Deferred Payments and any Optionally Deferred Payments (with any interest accrued thereon, as applicable) using proceeds raised by the Alternative Interest Satisfaction Mechanism. In addition, we may elect at any time to satisfy our obligation to make any other Payment (other than a payment of principal) to holders of Capital Securities by using the Alternative Interest Satisfaction Mechanism. Subject to the limitations described under "—Limitations in Connection with Alternative Interest Satisfaction Mechanism," applying this mechanism means that we will issue Payment Capital Securities for cash in an amount as required to provide enough cash for us to make full payments on the Capital Securities in respect of the relevant Payment. We will calculate the number or amount of Payment Capital Securities that we must issue to raise the full amount of money due on the Capital Securities on the relevant payment date plus the claims for the costs and expenses to be borne by us in connection with using the Alternative Interest Satisfaction Mechanism. You will always receive Payments made in respect of the Capital Securities in cash.

        If we use the Alternative Interest Satisfaction Mechanism, we will notify the trustee not less than 16 Business Days prior to the relevant Interest Payment Date or Deferred Interest Satisfaction Date. Unless there is a required or an optional deferral of a payment in accordance with the provisions described in this prospectus supplement under "—Deferral of Payments," Payments must be satisfied in accordance with the provisions described in this prospectus supplement under "—Payments on the Global Securities—Method of Payment."

Issue of Payment Capital Securities

        If we satisfy any Payment in accordance with the Alternative Interest Satisfaction Mechanism then, subject to the conditions described under "—Market Disruption" and "—Limitations in connection with Alternative Interest Satisfaction Mechanism," the following will occur.

        (a)       By close of business on or before the seventh Business Day prior to the relevant Interest Payment Date or Deferred Interest Satisfaction Date we will have authorized for issue such number or amount of Payment Capital Securities as, in our determination, have a market value (after conversion from euro into U.S. dollars, if applicable) of not less than the relevant Payment to be satisfied.

        (b)       If, after the operation of the above procedures, there would, in our opinion, be a shortfall on the date on which the relevant Payment is due, we will issue further Payment Capital Securities to ensure that a sum at least equal to the relevant Payment is available to make the Payment in full on the relevant due date, provided that if, despite these efforts, such a shortfall exists on the relevant due date we will continue to issue Payment Capital Securities until the trustee shall have received funds equal to the full amount of such shortfall.

Receipt of Cash Proceeds in Respect of Issue of Payment Capital Securities to be Used to Satisfy Payment

        If we elect or if we are required to make a Payment hereunder by using the proceeds of an issue of Payment Capital Securities, and, in accordance with our obligations under the Indenture, we issue such Payment Capital Securities, we will, subject to the conditions described below under "Status—Conditions of Payment," use the cash proceeds we receive on the sale of the Payment Capital Securities to satisfy the relevant Payment or, as the case may be, the relevant part of such Payment. We will transfer the cash proceeds (or such amount of cash proceeds as is necessary (after conversion from euro to U.S. dollars, if applicable) to make the relevant Payment) to the trustee on the Business Day preceding the relevant payment date for Payment by the trustee, on the relevant payment date, towards the relevant Payments to be satisfied. The trustee shall pay to the holders of Capital Securities the proceeds of the sale of Payment Capital Securities in respect of the relevant Payment.

Market Disruption

        Notwithstanding the provisions described above under "Issue of Payment Capital Securities," if, in our opinion, a Market Disruption Event exists on or after the 15th Business Day preceding any date upon which a Payment or part thereof is due to be made or satisfied using the Alternative Interest Satisfaction Mechanism, then we may give notice to the trustee and the holders of Capital Securities as soon as possible after the Market Disruption Event has arisen or occurred, whereupon the relevant Payment will be deferred until such time as, in our opinion, the Market Disruption Event no longer exists.

        Any such Deferred Interest Payment or part thereof will be satisfied as soon as practicable after the Market Disruption Event no longer exists. Except as provided in the next sentence, interest will not accrue on such Deferred Interest Payment or part thereof, however, during a Market Disruption Event. If we do not make the relevant Payment or part thereof for a period of 14 days or more after its due date, even if the Market Disruption Event is continuing, interest will accrue on such Deferred Interest Payment or part thereof from (and including) the date on which the relevant Payment or part thereof was due to be made to (but excluding) the date on which such Payment or part thereof is made. Any such interest will accrue at the Interest Rate and will be satisfied only in accordance with the Alternative Interest Satisfaction Mechanism and as soon as reasonably practicable after the relevant Deferred Interest Payment is made. No liability will attach to the trustee or its agents if, as a result of a Market Disruption Event or any other event outside the control of the trustee or any such agent, the trustee or any such agent is unable to comply with its duties in connection with any payment made pursuant to the Alternative Interest Satisfaction Mechanism.

Certification to Trustee

        We will certify to the trustee that the proceeds used to make any Mandatorily Deferred Payments or Optionally Deferred Payments have been funded through the issue of Payment Capital Securities that will provide the cash amount due in respect of the Mandatorily Deferred Payments or Optionally Deferred Payments.

Limitations in Connection with Alternative Interest Satisfaction Mechanism

        We may, for purposes of satisfying any Deferred Interest Payment in accordance with the Alternative Interest Satisfaction Mechanism, only sell such number of Payment Capital Securities in any 12-month period as (a) in the case of Common Shares, does not exceed 2% of our Common Shares outstanding on the relevant date, or (b) in the case of Non-callable Securities, the aggregate principal amount of which does not exceed (i) 2% of the value of our Shareholders' Equity as per our audited consolidated balance sheet as at December 31 for the fiscal year immediately preceding such issuance and (ii) 25% of the aggregate principal amount of the Capital Securities issued hereunder. For the avoidance of doubt, any Deferred Interest Payments not satisfied shall not be cancelled but remain outstanding and become due and payable at redemption or in our winding-up (faillissement or vereffening na ontbinding); provided, however, that our obligations in respect of an amount of principal under the Capital Securities equal to the unsatisfied part of any Deferred Interest Payments will be further subordinated as described under "—Winding-up" below.

Alternative Interest Satisfaction Mechanism Period

        We will use our best efforts to satisfy any Deferred Interest Payment within five years (the "Alternative Interest Satisfaction Mechanism Period") following the relevant Deferred Interest Satisfaction Date by way of the Alternative Interest Satisfaction Mechanism as described and subject to the conditions explained above. If at the end of any Alternative Interest Satisfaction Mechanism Period in respect of any Deferred Interest Payment we have been unable to satisfy such Deferred Interest Payment in full by way of the Alternative Interest Satisfaction Mechanism, our obligations to satisfy such Deferred Interest Payment or part thereof will continue to exist, subject to the conditions described below under "Status" and "Winding-up".

STATUS

Status and Subordination of the Capital Securities

        The Capital Securities constitute our direct, unsecured, subordinated securities and rank equally without any preference among themselves and rank equally with any Parity Securities and Parity

Guarantees and rank in priority to any Junior Securities and Junior Guarantees. The rights and claims of the holders of Capital Securities are subordinated to the claims of our Senior Creditors, present and future. For the avoidance of doubt, the Capital Securities rank equally with our Existing Capital Securities.

        When we refer to Senior Creditors, we mean all our present and future creditors:

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  who are unsubordinated creditors;

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  whose claims are, or are expressed to be, subordinated (whether only in the event of a winding-up (faillissement or vereffening na ontbinding) or otherwise) only to the claims of our unsubordinated creditors; and

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  who are subordinated creditors, other than those whose claims are, or are expressed to rank, equally with, or junior to, the claims of holders of Capital Securities.

        As of June 30, 2007, we had approximately €4.925 billion of outstanding debt owed to Senior Creditors.

Conditions of Payment

  Conditions of Payment prior to becoming subject to Capital Adequacy Regulations

        Before we become subject to Capital Adequacy Regulations, any Payment relating to the Capital Securities (or use of the proceeds of the issue of Payment Capital Securities in accordance with the Alternative Interest Satisfaction Mechanism described herein) will be made only if we are Solvent at the time of Payment (or at the time of using the proceeds of the issue of such Payment Capital Securities). We may make no Payment relating to the Capital Securities (nor use any proceeds of the issue of Payment Capital Securities in accordance with the Alternative Interest Satisfaction Mechanism) unless we would still be Solvent immediately after such Payment (or use of the proceeds of such Payment Capital Securities). Our redemption or purchase of the Capital Securities constitutes a payment that is subject to this condition.

  Conditions of Payment after becoming subject to Capital Adequacy Regulations

        After we become subject to Capital Adequacy Regulations, any Payment relating to the Capital Securities (or use of the proceeds of the issue of Payment Capital Securities in accordance with the Alternative Interest Satisfaction Mechanism) will be made only if we are not subject to a Regulatory Event at the time of payment (or at the time of using the proceeds of the issue of such Payment Capital Securities). We may make no Payment relating to the Capital Securities (nor use any proceeds of the issue of Payment Capital Securities in accordance with the Alternative Interest Satisfaction Mechanism) unless we are not subject to a Regulatory Event and could make the Payment (or use of the proceeds of such Payment Capital Securities) and still not be subject to a Regulatory Event thereafter. Our redemption or purchase of the Capital Securities constitutes a payment that is subject to this condition.

Winding-Up Claim

        A Winding-Up Claim will be payable by us in our winding-up (faillissement or vereffening na ontbinding) as provided below under "Winding-Up."

Set-off

        By purchasing Capital Securities, you and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the Capital Securities or the Indenture (or between our obligations regarding the Capital Securities and any liability owed by a holder or the trustee to us) that you or the trustee might otherwise have against us. Each holder will, by virtue of holding any Capital Security, be deemed to have waived all such rights of set-off.

WINDING-UP

        If at any time an order is made, or an effective resolution is passed, for our winding-up (faillissement or vereffening na ontbinding) (except in any such case a solvent winding-up solely for the purpose of a reconstruction, amalgamation or the substitution of a successor in business, the terms of which reconstruction, amalgamation or substitution (a) have previously been approved in writing by the trustee or by an extraordinary resolution of our shareholders and (b) do not provide that the Capital Securities shall thereby become payable), we will pay the holders of the Capital Securities in respect of each Capital Security (in lieu of any other payment by us) a winding-up amount. The Capital Securities will rank in our winding-up (faillissement or vereffening na ontbinding) in priority to distributions on Junior Securities, Junior Guarantees and all classes of our share capital and will rank equally with each other and among themselves and will rank equally with any Parity Securities and Parity Guarantees, including our Existing Capital Securities, then outstanding, but will be subordinated in right of payment to the prior payment in full of the claims of our Senior Creditors, present and future.

        As a consequence of the subordination provisions, the holders of our Capital Securities may recover less than the holders of the claims of our Senior Creditors. If, upon liquidation the amount payable on any Capital Securities and any claims ranking equally with the Capital Securities are not paid in full, the Capital Securities and other claims ranking equally will share ratably in any distribution of our assets upon liquidation in proportion to the respective amounts to which they are entitled. If any holder of Capital Securities is entitled to any recovery with respect to the Capital Securities upon liquidation, the holder of Capital Securities might not be entitled to a recovery in U.S. dollars and might be entitled only to a recovery in euro. In addition, under current Dutch law, our liability to holders of the Capital Securities would be converted into euro at the date close to the commencement of insolvency proceedings against us and holders of the Capital Securities would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

        In our winding-up (faillissement or vereffening na ontbinding), holders of the Capital Securities will only have a claim for payment in full or part of principal and Mandatorily Deferred Payments or Optionally Deferred Payments, if any, to the extent that our distributable assets are sufficient to pay in full or part such amount of principal and such Deferred Interest Payments.

        In our winding-up (faillissement or vereffening na ontbinding), to the extent we have not been able to satisfy in full any Deferred Interest Payment using the Alternative Interest Satisfaction Mechanism as a result of the limitation imposed by the threshold as described under "Alternative Interest Satisfaction Mechanism—Limitations in Connection with Alternative Interest Satisfaction Mechanism," our obligations in respect of an amount of principal under the Capital Securities equal to the unsatisfied part of any Deferred Interest Payments will rank effectively, from a financial point of view, equally with our Common Shares.

REDEMPTION, CONVERSION, SUBSTITUTION AND PURCHASES

No Fixed Redemption Date

        The Capital Securities are perpetual securities and have no fixed maturity or mandatory redemption date and we have the right to repay them only in accordance with the following provisions.

Our Option to Redeem

        Subject to the conditions of payment, as described above under "Status—Conditions of Payment," we may redeem the Capital Securities in whole (but not in part) at our option, on December 15, 2012, or on any Interest Payment Date thereafter at their aggregate principal amount together with Outstanding Payments due through the date of redemption, which sum we refer to as the "Base Redemption Price." The Capital Securities are not redeemable at the option of the holder of a Capital Security at any time.

Redemption upon Certain Events

(a)
Redemption for tax reasons

        We may, by giving notice of redemption, redeem in whole (but not in part) the Capital Securities at their Base Redemption Price if a Tax Event occurs. A "Tax Event" will occur if we determine that immediately prior to the giving of the notice referred to below, on the next Interest Payment Date any of the following would occur or be occurring.

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  We would, for reasons outside our control, be unable to make such Payment without being required to pay Additional Amounts and we cannot avoid the requirement or circumstance by taking measures as we (acting in good faith) deem appropriate.

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  Payments of amounts in respect of interest on the Capital Securities, including, for the avoidance of doubt, the issue of Payment Capital Securities pursuant to the Alternative Interest Satisfaction Mechanism, may be treated as "distributions" within the meaning of Section II of the Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965; or such other provision as may from time to time supersede or replace Section II of the Dividend Withholding Tax Act 1965 for the purposes of such definition) and we cannot avoid the requirement or circumstance by taking such measures as we (acting in good faith) deem appropriate.

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  As a result of any proposed change or amendment to the laws of the Netherlands, or any proposed change in the application of official or generally published interpretation of such laws, or any interpretation or pronouncement by any relevant tax authority that provides for a position with respect to such law or regulations that differs from the previously generally accepted position in relation to similar transactions or which differs from any specific written confirmation given by a tax authority in respect of the Capital Securities, which change or amendment becomes, or would become, effective, or in the case of a change or proposed change in law if such change is enacted (or, in the case of a proposed change, is expected to be enacted) by Act of Parliament or made by Statutory Instrument on or after the date of this prospectus supplement, there is more than an insubstantial risk that we will not obtain substantially full relief for the purposes of Dutch corporation tax for any payment of interest including, for the avoidance of doubt, where the payment of interest is to be satisfied by the issue of Payment Capital Securities pursuant to the Alternative Interest Satisfaction Mechanism and we cannot avoid this risk by taking such measures as we (acting in good faith) deem appropriate.

        In the case of redemption upon the occurrence of a Tax Event, we are required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent Netherlands counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption. The trustee will accept such certificate as sufficient evidence of the conditions set out above, in which event it will be conclusive and binding on the holders.

(b)
Redemption, conversion or exchange for regulatory reasons

        If, at any time after we become subject to Capital Adequacy Regulations, the relevant regulator has determined that securities of the nature of the Capital Securities do not qualify as "own funds" or, if "own funds" is divided into tiers, "core capital" (Tier 1 capital or equivalent), for the purposes of determination of such Capital Adequacy Regulations, then:

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  we may at any time, by giving notice of redemption, redeem in whole (but not in part) the Capital Securities at their Base Redemption Price; or

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  subject to compliance with applicable regulatory requirements, we may at any time convert or exchange the Capital Securities in whole (but not in part) into or for another series of our capital securities having effectively, from a financial point of view, materially the same terms as the Capital Securities, except that such capital securities may have a non-cumulative character and may or may not have an alternative interest satisfaction mechanism. Any conversion or exchange of the Capital Securities into another series of capital securities as described herein will be made on not less than 30 nor more than 60 days' notice before the applicable conversion date to the holders of the Capital Securities and the trustee. We are permitted to satisfy our obligation to pay any Mandatorily Deferred Payment or Optionally Deferred Payment due upon conversion or exchange or thereafter only in accordance with the Alternative Interest Satisfaction Mechanism. To the extent such Deferred Interest Payments are not satisfied at the time of conversion or exchange, such new series of capital securities shall preserve any existing rights under the Capital Securities to any Deferred Interest Payment or any other accrued interest which has not been satisfied.

        Prior to the publication of any notice of conversion or exchange pursuant to the foregoing provisions, the following conditions shall be satisfied: (i) we shall first deliver to the trustee a certificate, signed by a duly authorized officer of ours, certifying that the securities to be offered on conversion or in exchange for the Capital Securities have effectively, from a financial point of view, materially the same terms as the Capital Securities and (ii) to the extent that distributions on the Capital Securities are eligible to be treated as "qualified dividend income" as described under "Taxation in the United States—Taxation of Capital Securities" by a particular holder immediately prior to the conversion or exchange date, dividends paid to such holder with respect to the securities will be so eligible.

Notice of Redemption

        Before we may redeem the Capital Securities as described herein, we must give not less than 30 nor more than 60 days' notice before the applicable redemption date to the trustee and holders thereof. Any notice of redemption is irrevocable and must be given in accordance with the terms of the Indenture. If the redemption price in respect of any of the Capital Securities is improperly withheld or refused and is not paid by us, interest on the Capital Securities will continue to be payable until the redemption price is actually paid.

Substitution Event

        If at any time a Substitution Event has occurred and is continuing, subject to compliance with applicable regulatory requirements, we may cause substitution of all, but not part, of the Capital Securities for another series of capital securities having effectively, from a financial point of view, materially the same terms as the Capital Securities, except that such securities may have a non-cumulative character and may or may not have an alternative interest satisfaction mechanism. Any substitution of another series of capital securities for the Capital Securities as described herein will be made on not less than 30 nor more than 60 days' notice before the applicable substitution date to the holders of the Capital Securities and the trustee. To the extent such Deferred Interest Payments are not satisfied at the time of substitution, such new series of capital securities shall preserve any existing rights under the Capital Securities to any Deferred Interest Payment or any other accrued interest which has not been satisfied.

        Prior to the publication of any notice of substitution pursuant to the foregoing provisions, the following conditions shall be satisfied: (i) we shall first deliver to the trustee a certificate, signed by a duly authorized officer of ours, certifying that the securities to be offered in substitution for the Capital Securities have effectively, from a financial point of view, materially the same terms as the Capital Securities and (ii) to the extent that distributions on the Capital Securities are eligible to be treated as "qualified dividend income" as described under "Taxation in the United States—Taxation of Capital Securities" by a particular holder immediately prior to the conversion or exchange date, dividends paid to such holder with respect to the securities will be so eligible.

Purchases

        We may purchase on the open market at any time Capital Securities in any manner and at any price. Purchased Capital Securities may be held, resold or, at our option, cancelled, as described below under "—Cancellation."

Cancellation

        Cancellation of any Capital Securities so redeemed by us will be effected by reducing the principal amount of the Global Securities, and any Capital Securities so cancelled may not be reissued or resold and our obligations in respect of any such cancelled Capital Securities will be discharged.

Intention to Replace

        If we redeem Capital Securities for any reason as described above under "Description of the Capital Securities—Redemption, Conversion, Substitution and Purchases", we or our subsidiaries intend to have raised funds in the six months preceding such redemption through the issuance, in an aggregate amount at least equal to the aggregate principal amount outstanding of the relevant series of Capital Securities, of any class of shares or any class of securities, the conditions of which are substantially similar to the Capital Securities so replaced in relation to maturity, settlement, deferral of payments and replacement, such that these shares or securities have at least the same equity-like characteristics.

PAYMENTS ON THE GLOBAL SECURITIES

Method of Payment

        Payments of any amounts in respect of any Global Securities will be made by the trustee to DTC. Any such payments of interest and certain other payments on or in respect of the Capital Securities will be in U.S. dollars. Payments will be made to beneficial owners of Capital Securities in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither we, the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC, Euroclear or Clearstream, Luxembourg and any beneficial owner of an interest in the Global Securities, or the failure of DTC, Euroclear or Clearstream, Luxembourg or any intermediary to pass through to any beneficial owner any payments that we make to DTC.

        For more information about holding Capital Securities in global book-entry form please see "Description of Debt Securities—Global Securities" in the accompanying prospectus.

Payments Subject to Tax Laws

        All payments made in respect of the Capital Securities will be subject, in all cases, to any tax or other laws and regulations applicable thereto in the place of payment, but will not affect our obligation to pay Additional Amounts as described herein under "Taxation: Additional Amounts."

NON-PAYMENT WHEN DUE; LIMITATION OF REMEDIES

        Notwithstanding any of the provisions below, the right to institute winding-up proceedings is limited to circumstances where payment has become due. The Indenture contains provisions entitling the trustee to claim from us, among other things, the fees, expenses and liabilities incurred by it in carrying out its duties under the Indenture. The restrictions on commencing proceedings described below will not apply to any such claim.

        The Events of Default and rights to accelerate described, and certain remedies provided for, in the accompanying prospectus under "Description of Debt Securities—Events of Default" do not apply to the Capital Securities. The only defaults and remedies are as provided below.

        (a)       A "Payment Default" will occur with respect to the Capital Securities if we fail to pay or set aside for payment the amount due to satisfy any payment on the Capital Securities when due, and such failure continues for 14 days; provided that a Payment Event will not constitute a Payment Default.

        If a Payment Default occurs and is continuing with respect to the Capital Securities, the trustee may pursue all legal remedies available to it including proceedings in the Netherlands (but not elsewhere) for the collection of the sums due and unpaid or our winding-up (faillissement or vereffening na ontbinding), but the trustee may not declare the principal amount of any outstanding Capital Security to be due and payable.

        (b)       A "Payment Event" (and not a Payment Default) will occur if at the end of the 14-day grace period we fail to make such payment as a result of the existence of a Required Deferral Condition.

        If a Payment Event occurs and is continuing, the trustee may institute winding-up proceedings (faillissement or vereffening na ontbinding) exclusively in the Netherlands, but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid.

        In the case of a Mandatory Payment Event or Mandatory Partial Payment Event, requiring payment of Interest on a succeeding Interest Payment Date, if we fail to make such mandatory payment of Interest as a result of:

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  the existence of a Required Deferral Condition; or

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  a deferral of an Interest Payment as permitted under the terms of the Indenture,

the relevant Interest Payment due on the Capital Securities will constitute an Outstanding Payment and will accumulate with any other Outstanding Payments until paid and will constitute neither a Payment Default nor a Payment Event.

        (c)       Subject to the provisions of this section, the trustee may at its discretion and without further notice institute such proceedings against us as it may think fit to enforce any term or condition binding on us under the Indenture, the Capital Securities (other than for the payment of any principal or satisfaction of any Payments in respect of the Capital Securities); provided that we will not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise, sooner than we would otherwise have been obligated to pay.

        (d)       The trustee will not be bound to take any of the foregoing actions against us to enforce the terms of the Indenture or the Capital Securities unless (i) it will have been so requested by an extraordinary resolution or in writing by the holders of at least 25% in principal amount of the Capital Securities then outstanding and (ii) it will have been offered reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

        (e)       Notwithstanding the foregoing, holders of the Capital Securities have the absolute and unconditional right to institute suit for the enforcement of any payment when due and such right may not be impaired without the consent of the holder.

TAXATION; ADDITIONAL AMOUNTS

        Any amounts to be paid by us on the Capital Securities (including principal, Interest Amounts, Mandatorily Deferred Payments or Optionally Deferred Payments, Mandatory Partial Payments, Accrued Interest Payments and Winding-Up Claims) will be made without withholding of or deduction for any present or future taxes, duties, assessments or other charges imposed by the government of the Netherlands or the government of a jurisdiction in which a successor to us is organized, unless the withholding or deduction of such taxes, duties, assessments or charges is required by law. In that event, we will pay such additional amounts, which we refer to as "Additional Amounts," as may be necessary in order that the net amounts received by holders of Capital Securities after such withholding or deduction equal the respective amounts of principal and interest which would have been received in respect of the Capital Securities in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in relation to any payment with respect to any Capital Security:

        (a)       to, or to a third party on behalf of, a Holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Capital Security by reason of such Holder having some connection with the Netherlands other than the mere holding of such Capital Security; or

        (b)       to, or to a third party on behalf of, a Holder, if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

        (c)       to, or to a third party on behalf of, a Holder, that is a partnership, or a Holder, that is not the sole beneficial owner of the Capital Security or which holds the Capital Security in a fiduciary capacity, to the extent that any of the members of the partnership, the beneficial owner or the settler or beneficiary with respect to the fiduciary would not have been entitled to the payment of an Additional Amount had each of the members of the partnership, the beneficial owner, settler or beneficiary (as the case may be) received directly his beneficial or distributive share of the payment; or

        (d)       presented for payment (where presentation is required) more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such period of 30 days; or

        (e)       where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Union Council Directive of June 3, 2003 on the taxation of savings income, implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to such Directive, or similar measures adopted by a number of third countries and territories.

        Whenever we refer in this prospectus supplement or the accompanying prospectus to principal, Interest Amounts, Mandatorily Deferred Payments, Optionally Deferred Payments, Mandatory Partial Payments and/or Accrued Interest Payments, we intend to include any Additional Amounts that may become payable pursuant to the terms of the Indenture as described above.

        In the event that any Payment is satisfied through the Alternative Interest Satisfaction Mechanism, then any Additional Amounts that are payable must also be satisfied through the issue of Payment Capital Securities.

TRADING CHARACTERISTICS

        Application will be made to list the Capital Securities on the New York Stock Exchange. We expect the Capital Securities to trade as individual units at a trading price that takes into account the value, if any, of accrued but unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the Capital Securities which has not been included in their trading price.

BOOK-ENTRY SYSTEM; DELIVERY AND FORM

General

        The Capital Securities will initially be represented by one or more Global Securities in registered form, without coupons attached. They will be deposited with or on behalf of The Depository Trust Company, "DTC", or its nominee and registered in the name of Cede & Co., as nominee of DTC. Until the Capital Securities are exchanged for definitive securities, the Global Securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

        The Capital Securities will be accepted for clearance by DTC, Euroclear and Clearstream, Luxembourg. The initial distribution of the Capital Securities will be cleared through DTC only. Beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV, or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, Luxembourg. Owners of beneficial interests in the Capital Securities will receive all payments relating to their Capital Securities in U.S. dollars.

        The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

        So long as DTC, or its nominee, is the holder of the Global Securities, it will be considered the sole holder of the Global Securities for all purposes under the Indenture. Except as described below under "Issuance of Definitive Securities," no participant, indirect participant or other person will be entitled to have Capital Securities registered in its name, receive or be entitled to receive physical delivery of Capital Securities in definitive form or be considered the owner or holder of Capital Securities under the Indenture. Each person having an ownership or other interest in Capital Securities must rely on the procedures of DTC, Euroclear and Clearstream, Luxembourg, and, if a person is not a participant or another securities intermediary through which that person owns its interest, exercise any rights and obligations of a holder under the Indenture or the Capital Securities. See also "Description of Debt Securities—Global Securities" in the accompanying prospectus.

        For more information about DTC, Euroclear and Clearstream see "Description of Debt Securities—Global Securities" in the accompanying prospectus.

ISSUANCE OF DEFINITIVE SECURITIES

        So long as DTC holds the Global Securities, the Global Securities will not be exchangeable for definitive securities unless:

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  DTC notifies the trustee that it is unwilling or unable to continue to hold the book-entry Capital Securities or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the trustee does not appoint a successor to DTC which is registered under the Securities Exchange Act of 1934, as amended, within 120 days;

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  a Payment Default has occurred and is continuing;

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  a Payment Event has occurred;

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  in the event of our winding-up (faillissement or vereffening na ontbinding) we fail to make a Payment on the Capital Securities when due; or

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  at any time we determine in our sole discretion that the global securities representing the Capital Securities should be exchanged for definitive Capital Securities in registered form.

        Each person having an ownership or other interest in Capital Securities must rely exclusively on the rules and procedures of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and any agreement with any participant of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, or any other securities intermediary through which that person holds its interest to receive or direct the delivery or possession of any definitive security.

        Definitive securities will be issued in registered form only in denominations of $25 and any integral multiples thereof. To the extent permitted by law, we and the trustee are entitled to treat the person in whose name any definitive security is registered as its absolute owner.

        Payments in respect of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register. Payments will be made in respect of the Capital Securities by transfer to the holder's account in New York.

        If we issue definitive securities in exchange for Global Securities, DTC, as holder of the Global Securities, will surrender it against receipt of the definitive securities, cancel the book-entry securities, and distribute the definitive securities to the persons in the amounts that DTC specifies.

        If definitive securities are issued in the limited circumstances described above, those definitive securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of the trustee. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor. For more information regarding the transfer and exchange of definitive securities see "Description of Debt Securities—Form, Exchange and Transfer" in the accompanying prospectus.

FURTHER ISSUES OF SECURITIES

        We may from time to time without the consent of the holders create and issue further Capital Securities ranking equally in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Capital Securities) and so that the further issuance of Capital Securities will be consolidated and form a single series with the outstanding Capital Securities. Any further issue of Capital Securities will be issued pursuant to an additional supplemental indenture.

THE TRUSTEE

        The Bank of New York Trust Company, N.A. is the trustee under the Indenture. The trustee and its affiliates also perform certain commercial and investment banking services for us, for which they receive customary fees, and may serve as trustee pursuant to indentures and other instruments entered into by us or trusts established by us in connection with future issues of securities.

        The Indenture contains provisions for the indemnification of the trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified to its satisfaction. The trustee is entitled to enter into business transactions with us, without accounting for any profit resulting therefrom.

GOVERNING LAW

        The Capital Securities and the related Indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions of the Capital Securities and the Indenture will be governed and construed in accordance with the laws of the Netherlands.

GLOSSARY

        Certain defined terms that are used in this prospectus supplement are defined in the following glossary. Terms used in the description of our Capital Securities which are not defined herein are defined in the accompanying prospectus or in the Indenture.

        "Accrued Interest Payment" means, at any time, the amount of interest that has continued to accrue after an Interest Payment Date in respect of (i) an Optionally Deferred Payment, (ii) the failure to make a payment when due on an Interest Payment Date, or (iii) failure to make a payment more than 14 days after its due date due to a Market Disruption Event.

        "Additional Amounts" has the meaning set forth under "—Taxation; Additional Amounts."

        "Alternative Interest Satisfaction Mechanism" has the meaning set forth under "—Alternative Interest Satisfaction Mechanism."

        "Base Redemption Price" has the meaning set forth under "—Redemption, Conversion, Substitution and Purchases—Our Option to Redeem."

        "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for general business in New York and Amsterdam.

        "Capital Adequacy Regulations" means, at any time, the regulations, requirements, guidelines, policies or decrees imposing obligations on AEGON N.V., as a holding company, with respect to the maintenance of minimum levels of solvency margins and/or capital adequacy ratios and/or comparable margins or ratios, as well as regarding the supervision thereof by any existing or future regulator having primary supervisory authority with respect to AEGON N.V.

        "Common Shares" means the common shares of AEGON N.V.

        "Deferral Notice" has the meaning set forth under "—Deferral of Payments."

        "Deferred Interest Satisfaction Date" means:

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  the Interest Payment Date following the 19th Business Day after the Required Deferral Condition is no longer met;

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  if other than an Interest Payment Date, the date on which we resolve to satisfy a Mandatorily Deferred Payment or Optionally Deferred Payment, as notified by us to the trustee and the holders of Capital Securities; or

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  the date on which we are required to satisfy all Mandatorily Deferred Payments and Optionally Deferred Payments as a result of the occurrence of a Mandatory Payment Event or a Mandatory Partial Payment Event.

        "Deferred Interest Payment" means a Mandatorily Deferred Payment and /or an Optionally Deferred Payment that has not subsequently been satisfied or deferred as discussed under "—Deferral of Payments."

        "DTC" means The Depository Trust Company.

        "Existing Capital Securities" means our three series of perpetual capital securities in aggregate principal amounts of €950 million, $500 million and €200 million, respectively, issued under a trust deed dated July 15, 2004 between AEGON N.V. and ATC Financial Services B.V., as trustee, together with our perpetual capital securities in aggregate principal amounts of $1 billion, $500 million, $250 million and $550 million, respectively, issued under the Indenture.

        "First Call Date" has the meaning set forth under "The Offering."

        "Global Securities" has the meaning set forth under "The Offering."

        "Indenture" has the meaning set forth under "Description of the Capital Securities."

        "Interest" will, where appropriate, include Interest Amounts, Mandatorily Deferred Payments, Optionally Deferred Payments and Accrued Interest Payments.

        "Interest Amount" means:

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  in respect of an Interest Payment, the amount of interest payable on a Capital Security for the relevant Interest Period; and

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  in the event of redemption due to a Tax Event or for regulatory reasons, any interest accrued from (and including) the preceding Interest Payment Date (or, if none, the issue date of the Capital Securities) to (but excluding) the due date for redemption, and, if not an Interest Payment Date, as calculated on a 30/360 day basis, but not including the date of redemption.

        "Interest Payment" means, in respect of an Interest Payment Date, the aggregate Interest Amount for the Interest Period ending on such Interest Payment Date.

        "Interest Payment Date" has the meaning set forth under "—Interest—Interest Payment Dates."

        "Interest Period" has the meaning set forth under "—Interest—Interest Payment Dates."

        "Interest Rate" has the meaning set forth under "—Interest—Interest Payment Dates."

        "Junior Guarantee" means any guarantee, indemnity or other contractual support arrangement entered into by us in respect of securities (regardless of name or designation) issued by one of our subsidiaries or Undertakings and ranking, in our winding-up (faillissement or vereffening na ontbinding) or in respect of distributions or payment of dividends or any other payment thereon, after the Capital Securities.

        "Junior Securities" means our Common Shares, any Preferred Shares or any of our other securities which rank after the Capital Securities with respect to distributions on a return of assets in our winding-up (faillissement or vereffening na ontbinding) or in respect of distributions or payment of dividends or any other payments thereon.

        "Mandatorily Deferred Payment" is a payment that we are required to defer because the Required Deferral Condition is met.

        "Mandatory Partial Payment" means a Payment in respect of each Capital Security in an amount that results in payment of a proportion of a full Interest Payment on the Capital Security on such Interest Payment Date equal to the proportion of a full payment on the relevant Parity Securities and/or payment on the relevant Parity Guarantee paid on the payment date in respect of the relevant Parity Securities and/or Parity Guarantee immediately preceding such Interest Payment Date.

        "Mandatory Partial Payment Event" has the meaning set forth under "—Dividend Pusher; Mandatory Payments and Mandatory Partial Payments."

        "Mandatory Payment Event" has the meaning set forth under "—Dividend Pusher; Mandatory Payments and Mandatory Partial Payments."

        "Market Disruption Event" means:

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  the occurrence or existence of any suspension of or limitation imposed on trading by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or on settlement procedures for transactions in the Payment Capital Securities on the Relevant Stock Exchange if, in any such case, that suspension or limitation is material in the context of the offering or delivery of the Payment Capital Securities;

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  in our opinion, there has been a substantial deterioration in the price and/or value of the Payment Capital Securities or circumstances are such as to prevent or to a material extent restrict the issue or delivery of the Payment Capital Securities;

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  where, pursuant to the terms of the Indenture, monies are required to be converted from one currency into another currency in respect of any payment, the occurrence of any event that makes it impracticable to effect such conversion; or

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  where, in our opinion, there will have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in our view be likely to prejudice materially the success of the offering and distribution of the Payment Capital Securities or dealings in the Payment Capital Securities in the secondary market, if any.

        "Non-callable Securities" means subordinated perpetual non-cumulative securities that are not callable at our option (and, in addition after we become subject to Capital Adequacy Regulations, qualify as "own funds" or, if "own funds" is subdivided into tiers, core capital (Tier 1 capital or equivalent)) and that rank in a winding-up (faillissement or vereffening na ontbinding) effectively, from a financial point of view, equally with our Common Shares.

        "Optionally Deferred Payment" is a payment that we elected to defer as set forth under "—Deferral of Payments—Optionally Deferred Payments."

        "Outstanding Payment" means:

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  in relation to any Interest Payment, any Deferred Interest Payment or Interest Amount not falling within the definition of Interest Payment, that such payment (a) has either become due and payable or would have become due and payable except for the non-satisfaction on the Relevant Date due to (1) a failure to meet the conditions of payment as described under "—Status—Conditions of Payment" or (2) the deferral, postponement or suspension of such payment due to a Required Deferral Condition, an Optionally Deferred Payment or as a result of the limitations described under "Description of the Capital Securities—Alternative Interest Satisfaction Mechanism—Limitations in connection with Alternative Interest Satisfaction Mechanism", or (3) failure to make a payment more than 14 days after its due date due to a Market Disruption Event; and (b) in any such case has not been satisfied; and

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  in relation to any Accrued Interest Payment, any amount thereof which has not been satisfied whether or not payment has become due.

        "Parity Guarantee" means any guarantee, indemnity or other contractual support arrangement we enter into with respect to securities (regardless of name or designation) issued by any of our subsidiaries or Undertakings that rank in our winding-up (faillissement or vereffening na ontbinding) or in respect of distributions or payments thereon equally with the Capital Securities.

        "Parity Securities" means, in respect of AEGON N.V., any securities that rank equally with the Capital Securities with respect to distributions on a return of assets in our winding-up (faillissement or vereffening na ontbinding) or in respect of distribution or payment of any amounts thereunder by us. For the avoidance of doubt, the Capital Securities rank equally with the Existing Capital Securities.

        "Payment" means any Interest Payment, Mandatorily Deferred Payment, Optionally Deferred Payment, Accrued Interest Payment, payment of the Base Redemption Price or Interest Amount not falling within the definition of Interest Payment.

        "Payment Capital Securities" means (i) Common Shares, or (ii) any Non-callable Securities, in each case which we may issue as part of the Alternative Interest Satisfaction Mechanism as described above.

        "Payment Default" has the meaning set forth under "—Non-Payment When Due; Limitation of Remedies."

        "Payment Event" has the meaning set forth under "—Non-Payment When Due; Limitation of Remedies."

        "Preferred Shares" means preferred shares of AEGON N.V.

        "Regulatory Event" means that we are subject to supervision by any existing or future regulator pursuant to law or regulation and that our solvency margin, capital adequacy ratios or comparable margins or ratios under the Capital Adequacy Regulations are, or as a result of a Payment would become, less than the relevant minimum requirements of such regulator pursuant to the Capital Adequacy Regulations.

        "Relevant Date" means:

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  in respect of any payment other than a Winding-Up Claim, the date on which such payment first becomes due and payable but, if the full amount of the monies payable on such date has not been received by the trustee on or prior to such date, the "Relevant Date" means the date on which such monies will have been so received and notice to that effect will have been given to the holders in accordance with the terms of the Indenture; and

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  in respect of a Winding-Up Claim, the date which is one day prior to the commencement of the winding-up.

        "Relevant Stock Exchange" means the exchange or quotation system on which the Payment Capital Securities may have their primary listing from time to time.

        "Required Deferral Condition" means we (i) are not Solvent or making the relevant Payment will result in us becoming not Solvent or (ii) are subject to a Regulatory Event or making the relevant Payment will result in us becoming subject to a Regulatory Event.

        "Senior Creditors" has the meaning set forth under "—Status—Status and Subordination of the Capital Securities."

        "Shareholders' Equity" means the shareholders' equity as stated in our audited consolidated financial statements and as explained in the notes thereto.

        "Solvent" means we are (i) able to pay our debts to Senior Creditors as they become due and (ii) our assets exceed the sum of our liabilities (other than our liabilities to persons who are not Senior Creditors). For these purposes, "assets" refers to our non-consolidated gross assets and "liabilities" means our non-consolidated gross liabilities, in each case as shown by our then latest published audited balance sheet but adjusted for contingencies and for subsequent events and to such extent as the board of directors, the auditors or, as the case may be, the liquidator may determine to be appropriate.

        "Substitution Event" means that we are subject to supervision by any existing or future regulator pursuant to law or regulation and that our solvency margin, capital adequacy ratios or comparable margins or ratios under the Capital Adequacy Regulations are or become less than the relevant minimum requirements of such regulator pursuant to the Capital Adequacy Regulations.

        "Tax Event" has the meaning set forth under "—Redemption, Conversion, Substitution and Purchases—Redemption upon Certain Events—Redemption for Tax Reasons."

        "Undertaking" means a corporate body, partnership, limited partnership, cooperative or an incorporated association carrying on a trade or business with or without a view to profit in which we have direct or indirect financial, commercial or contractual majority interest.

        "Winding-Up Claim" means amounts in respect of principal or payments in respect of which the conditions of payment as described under "—Status—Conditions of Payment" are not satisfied on the date upon which the same would otherwise be due and payable by us in our winding-up (faillissement or vereffening na ontbinding) (upon dissolution or otherwise) and on any redemption described under "—Redemption, Conversion, Substitution and Purchases." A Winding-Up Claim will not bear interest.

NETHERLANDS TAXATION

        The following summary describes the principal Netherlands tax consequences of the acquisition, holding, redemption and disposal of the Capital Securities, but does not purport to be a comprehensive description of all Netherlands tax considerations thereof that may be relevant to a decision to acquire, hold or dispose of the Capital Securities. This summary is intended as general information only and each prospective investor should consult a professional tax adviser with respect to the tax consequences of an investment in the Capital Securities.

        This summary is based on the Netherlands tax legislation, published case law, treaties, regulations and published policy, in force as of the date of this prospectus supplement, though it necessarily does not take into account any subsequent developments or amendments whether or not such developments or amendments have retroactive effect.

  This summary does not address the Netherlands tax consequences for:

        (a)       holders of Capital Securities holding a substantial interest (aanmerkelijk belang) in AEGON N.V. Generally speaking, a holder of Capital Securities holds a substantial interest in AEGON N.V. if such holder of Capital Securities, alone or, where such holder is an individual, together with his or her partner (statutory defined term) or certain other related persons, directly or indirectly, holds (i) an interest of 5% or more of the total issued capital of AEGON N.V. or of 5% or more of the issued capital of a certain class of shares of AEGON N.V., (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in AEGON N.V.;

        (b)       pension funds or other entities that are exempt from Dutch corporate income tax;

        (c)       investment institutions (fiscale beleggingsinstellingen).

WITHHOLDING TAX

        All payments made by AEGON N.V. under the Capital Securities may be made free of withholding or deduction for, or on account of, any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

CORPORATE AND INDIVIDUAL INCOME TAX

Residents of the Netherlands

        If a holder of a Capital Security is a resident or deemed to be a resident of the Netherlands for Dutch tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of its enterprise to which the Capital Securities are attributable, income derived from the Capital Securities and gains realized upon the redemption or disposal of the Capital Securities are generally taxable in the Netherlands.

        If an individual holder of a Capital Security is a resident or deemed to be a resident of the Netherlands for Dutch tax purposes (including the individual holder who has opted to be taxed as a resident of the Netherlands), income derived from the Capital Securities and gains realized upon the redemption or disposal of the Capital Securities are taxable at the progressive rates of the Dutch income tax act 2001, if:

        (a)       the holder has an enterprise or an interest in an enterprise, to which enterprise the Capital Securities are attributable; or

        (b)       such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include the performance of activities with respect to the Capital Securities that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

        If neither condition (a) nor condition (b) applies to the holder of the Capital Securities, taxable income with regard to the Capital Securities must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. At present, this deemed return on income from savings and investments has been fixed at a rate of 4% of the average of the individual's yield basis (rendementsgrondslag) at the beginning of the calendar year and the individual's yield basis at the end of the calendar year, insofar as the average exceeds a certain threshold. The average of the individual's yield basis is determined as the fair market value of certain qualifying assets held by the holder of the Capital Securities less the fair market value of certain qualifying liabilities on January 1 and December 31, divided by two. The fair market value of the Capital Securities will be included as an asset in the individual's yield basis. The deemed return on income from savings and investments of 4% will be taxed at a rate of 30%.

Non-residents of the Netherlands

        If a holder of a Capital Security is not a resident nor deemed to be a resident of the Netherlands for Dutch tax purposes (nor has opted to be taxed as a resident of the Netherlands), such holder is not taxable in respect of income derived from the Capital Securities and gains realized upon the redemption or disposal of the Capital Securities, unless:

        (a)       the holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the Capital Securities are attributable; or

        (b)       the holder is entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands, other than by way of Securities or through an employment contract, and to which enterprise the Capital Securities are attributable; or

        (c)       the holder is an individual and such income or gains qualify as income from miscellaneous activities in the Netherlands, which includes the performance of activities in the Netherlands with respect to the Capital Securities that exceed regular, active portfolio management.

GIFT AND INHERITANCE TAXES

Residents of the Netherlands

        Generally, gift and inheritance taxes will be due in the Netherlands in respect of an acquisition of the Capital Securities by way of a gift by, or on the death of, a holder that is a resident or deemed to be a resident of the Netherlands for the purposes of Dutch gift and inheritance tax at the time of the gift or his or her death.

        A holder of Dutch nationality is deemed to be a resident of the Netherlands for the purposes of the Dutch gift and inheritance tax, if he or she has been resident in the Netherlands during the 10 years preceding the gift or his or her death. A holder of any other nationality is deemed to be a resident of the Netherlands for the purposes of the Dutch gift and inheritance tax if he or she has been resident in the Netherlands at any time during the 12 months proceeding the time of the gift. The same 12-month rule may apply to entities that have transferred their seat of residence out of the Netherlands.

Non-Residents of the Netherlands

        No gift or inheritance taxes will arise in the Netherlands in respect of an acquisition of the Capital Securities by way of gift by, or as a result of the death of, a holder that is neither a resident nor deemed to be a resident of the Netherlands for the purposes of the Dutch gift and inheritance tax, unless:

        (a)       such holder at the time of the gift has, or at the time of his or her death had, an enterprise or an interest in an enterprise that is or was, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which permanent establishment or permanent representative, the Capital Securities are or were attributable; or

        (b)       the Capital Securities are or were attributable to the assets of an enterprise that is effectively managed in the Netherlands and the donor is or the deceased was entitled, other than by way of Securities or through an employment contract, to a share in the profits of that enterprise, at the time of the gift or at the time of his or her death; or

        (c)       in the case of a gift of the Capital Securities by a holder that at the date of the gift was neither a resident nor deemed to be a resident of the Netherlands, such holder dies within 180 days after the date of the gift, while at the time of his or her death being a resident or deemed to be a resident of the Netherlands.

VALUE ADDED TAX

        In general, no value added tax will arise in respect of payments in consideration for the issue of the Capital Securities or in respect of the cash payment made under the Capital Securities, or in respect of a transfer of Capital Securities.

OTHER TAXES AND DUTIES

        No registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty, will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the Capital Securities.

EUROPEAN UNION SAVINGS DIRECTIVE

        Under EC Council Directive 2003/48/EC on the taxation of savings income, Member States are required, from July 1, 2005, to provide to the tax authorities of another Member State details of payment of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

        Also with effect from July 1, 2005, a number of non-EU countries including Switzerland, and certain dependent or associated territories of certain Member States have agreed to adopt similar measures (either provision of information or transitional withholding) (a withholding system in the case of Switzerland) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident in one of those territories.

TAXATION IN THE UNITED STATES

        The following discussion is the opinion of Allen & Overy LLP and describes the material United States Federal income tax consequences of owning Capital Securities. It applies to you only if you acquire your Capital Securities in this offering and you hold your Capital Securities as capital assets for tax purposes. This summary does not purport to address all U.S. Federal income tax matters that may be relevant to a particular holder of Capital Securities and does not address tax considerations applicable to you if you are a member of a class of holders subject to special rules, including:

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  a dealer or a trader in securities, currencies or notional principal contracts;

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  a financial institution;

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  a tax exempt organization;

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  an insurance company;

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  a regulated investment company;

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  a real estate investment trust;

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  a partnership, pass-through entity or a person that holds Capital Securities through a partnership or pass-through entity;

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  a person liable for alternative minimum tax;

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  a person that actually or constructively owns 10% or more of our voting stock;

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  a person that holds Capital Securities as part of a straddle or a hedging or conversion transaction or other integrated transaction for U.S. Federal income tax purposes; or

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  a person whose functional currency is not the U.S. dollar.

        This summary is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations and judicial and administrative interpretations, in each case as in effect and available on the date of this prospectus supplement. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        For the purposes of this summary, a "U.S. holder" is a beneficial owner of Capital Securities that is, for U.S. Federal income tax purposes:

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  a citizen or resident of the United States;

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  a corporation, or other entity that is treated as a corporation for U.S. Federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

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  an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

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  a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

        If a partnership holds Capital Securities, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding Capital Securities should consult their tax advisor. A non-U.S. holder is a beneficial owner of securities that is not a U.S. holder.

        You are urged to consult your own tax advisor regarding the U.S. Federal, state and local and other tax consequences of owning and disposing of Capital Securities in your particular circumstances.

CLASSIFICATION OF THE CAPITAL SECURITIES

        Although the matter is not free from doubt, the Capital Securities will be treated as an equity interest in AEGON N.V. and not as debt for U.S. Federal income tax purposes. By purchasing the Capital Securities, you agree to treat the Capital Securities as an equity interest in AEGON N.V. for U.S. Federal income tax purposes. Accordingly, each "interest" payment should be treated as a distribution by AEGON N.V. with respect to such equity interest, and any reference in this discussion to "dividends" or "distributions" refers to the "interest" payments on the Capital Securities. The rest of this discussion so assumes.

        This discussion assumes that AEGON N.V. is not, and will not become, a passive foreign investment company as discussed below.

TAXATION OF CAPITAL SECURITIES

Tax Consequences to U.S. Holders

Distributions

        Under the U.S. Federal income tax laws, if you are a U.S. holder, the gross amount of any interest payment paid by AEGON N.V. to the extent of our current or accumulated earnings and profits (as determined for U.S. Federal income tax purposes) will be treated as foreign-source ordinary dividend income for U.S. Federal income tax purposes that you must include in income when, actually or constructively, received by you. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. Federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Capital Securities and thereafter as capital gain. We do not maintain calculations of our earnings and profits under U.S. Federal income tax principles. If we do not report to a U.S. holder the portion of a distribution that exceeds earnings and profits, the distribution will generally be taxable as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

        If you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 will be taxable to you at a maximum tax rate of 15%, provided that we are a "qualified foreign corporation" for U.S. Federal income tax purposes and you have held the Capital Securities for a minimum holding period of at least 61 days during a specified 121-day period. We believe we will be considered a "qualified foreign corporation" for this purpose. Accordingly, subject to the applicable limitations that may vary depending upon your individual circumstances, dividends paid to you in taxable years beginning before January 1, 2011 will constitute "qualified dividend income" that will be taxable at a maximum tax rate of 15%.

        A legislative proposal recently introduced in the U.S. Congress generally would, if enacted, deny qualified dividend treatment in respect of interest payments on the Capital Securities after the date of enactment. It is not possible to predict whether or in what form this proposal will be enacted into law.

        Noncorporate U.S. holders should consult their own tax advisors to determine the availability of the maximum tax rate under their particular individual circumstances.

        The U.S. Department of the Treasury, or U.S. Treasury, has announced its intention to promulgate rules pursuant to which holders of shares and intermediaries through whom such shares are held will be permitted to rely on certifications from issuers to establish that dividends are qualified dividends eligible for the preferential rates discussed above. Because such procedures have not yet been issued, it is not clear whether we will be able to comply with the procedures. We will use reasonable efforts to facilitate appropriate tax reporting by providing these certifications or other similar certifications pursuant to any subsequent rules the U.S. Internal Revenue Service, or IRS, or the U.S. Treasury may promulgate to the extent we are reasonably able to do so without material cost.

        Dividends will be income from sources outside the United States for foreign tax credit limitation purposes. The limitation on foreign taxes, if any, eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. In certain circumstances, a U.S. holder may be unable to claim foreign tax credits for foreign taxes, if any, imposed on a dividend. The rules relating to foreign tax credits are complex. You are urged to consult your own tax advisers regarding the availability of a foreign tax credit under your particular situation.

Sale or Other Disposition of Capital Securities

        A U.S. holder will generally recognize gain or loss for U.S. Federal income tax purposes upon the sale, exchange or other disposition of Capital Securities in an amount equal to the difference between the amount realized from such sale or exchange and the U.S. holder's tax basis for those Capital Securities. This gain or loss will be a capital gain or loss and will generally be treated as from sources within the United States. Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that have held the Capital Securities for more than one year) and capital losses (the deductibility of which is subject to limitations).

Redemption of Capital Securities

        The redemption of Capital Securities by AEGON N.V. will be treated as a sale of the redeemed Capital Securities by the U.S. holder (which is taxable as described above under "Sale or Other Disposition of Capital Securities") or, in certain circumstances in which the U.S. holder owns voting shares, as a distribution to the U.S. holder (which is taxable as described above under "Distributions").

Passive Foreign Investment Company Considerations

        A corporation organized outside the United States generally will be classified as a passive foreign investment company, or PFIC, for U.S. Federal income tax purposes in any taxable year in which, after applying certain look-through rules, either: (1) at least 75% of its gross income is passive income, or (2) on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. In arriving at this calculation, AEGON N.V. must also include a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions, but excludes any income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business. Based on AEGON N.V.'s estimated gross income, the average value of AEGON N.V.'s gross assets and the nature of AEGON N.V.'s active insurance business, AEGON N.V. does not believe that it will be classified as a PFIC in the current taxable year or for the foreseeable future. However, AEGON N.V.'s status with respect to PFIC classification in any taxable year will depend on its assets and activities in each year and no assurances can be provided in that regard. If AEGON N.V. were treated as a PFIC in any year during which a U.S. holder owns Capital Securities, adverse tax consequences could apply on a disposition of Capital Securities or on certain distributions received with respect to Capital Securities. Investors should consult their own tax advisors with respect to any PFIC considerations.

Non-U.S. Holders

        If you are a non-U.S. holder, dividends paid to you in respect of Capital Securities and gain from the sale, exchange or other disposition of the Capital Securities will not be subject to U.S. Federal income tax unless the dividends and/or gain are "effectively connected" with your conduct of a trade or business within the United States, and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the dividends and/or gain are attributable to a permanent establishment that you maintain in the United States. In such cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, "effectively connected" dividends and/or gain may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder, any gain realized on the sale, exchange or other disposition of the Capital Securities will be subject to U.S. Federal income tax if you are present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition and certain other conditions are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

        Backup withholding and information reporting requirements may apply to certain payments on the Capital Securities and to proceeds of the sale or redemption of the Capital Securities to U.S. holders made within the United States or through certain U.S.-related financial intermediaries. We, our agent or a broker, as the case may be, may be required to withhold tax from any payment that is subject to backup withholding if a U.S. holder fails to furnish the U.S. holder's taxpayer identification number, fails to certify that such U.S. holder is not subject to backup withholding, or fails to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. holders (including, among others, corporations) are not subject to the backup withholding and information reporting requirements.

        Non-U.S. holders that provide the required tax certifications of exempt or foreign status will generally be exempt from U.S. information reporting requirements and backup withholding. However, dividends and sales proceeds a non-U.S. holder receives with respect to Capital Securities through a broker may be subject to information reporting and backup withholding if the non-U.S. holder is not eligible for an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder or a non-U.S. holder generally may be claimed as a credit against such holder's U.S. Federal income tax liability provided that the required information is furnished to the IRS. Prospective investors are urged to consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption. Non-U.S. holders are urged to consult their own tax advisors concerning the applicability of the information reporting and backup withholding rules under their particular circumstances.

UNDERWRITING

        We intend to offer the Capital Securities through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the principal amount of the Capital Securities listed opposite their names below.

Underwriter	Principal Amount of Capital Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC
Citigroup Global Markets Inc.
UBS Securities LLC
ABN AMRO Incorporated
Banc of America Securities LLC
A.G. Edwards & Sons, Inc.
HSBC Securities (USA) Inc.
RBC Dain Rauscher Inc.

Total	$

        The underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the Capital Securities sold pursuant to the underwriting agreement, if any. If an underwriter defaults, the underwriting agreement provides that the underwriting commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the Capital Securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Capital Securities, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The representatives of the underwriters may be contacted at the following addresses: Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NY 10080, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036 and Wachovia Capital Markets, LLC, 301 South College Street, Charlotte, NC 28288.

COMMISSIONS AND DISCOUNTS

        The underwriters have advised us that they propose initially to offer the Capital Securities to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of            % of the principal amount of the Capital Securities; provided that such concession for sales to certain institutions will not be in excess of            % of the principal amount thereof. The underwriters may allow, and the dealers may reallow, a discount not in excess of    % of the principal amount of the Capital Securities to other dealers; provided that such

discount for sales to certain institutions will not be in excess of    % of the principal amount thereof. After the initial public offering, the public offering price, concession and discount may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Capital Security	Without Option	With Option
Public offering price	$	$	$
Underwriting discount(1)	$	$	$
Proceeds to us	$	$	$

(1)
We will pay the underwriters compensation of $        per Capital Security; provided, however, that for sales to certain institutions, we will pay the underwriters compensation of $        per Capital Security. In that event, the proceeds to AEGON N.V. will be higher than those stated in the table above.

        We estimate that our expenses in connection with the offering of Capital Securities, not including the underwriting discount, will be approximately $                      in the aggregate. Substantially all of these expenses will be reimbursed to us by certain of the underwriters.

OVER-ALLOTMENT OPTION

        We have granted an option to the underwriters to purchase from time to time up to an additional $        principal amount of the Capital Securities at the public offering price on the cover page of this prospectus, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover over-allotments. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to underwrite a number of additional Capital Securities proportionate to such underwriter's initial amount reflected in the above table.

NEW YORK STOCK EXCHANGE LISTING

        We will apply to list the Capital Securities on the New York Stock Exchange under the symbol "AEF." Trading of the Capital Securities on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the Capital Securities. The underwriters have advised us that they presently intend to make a market in the Capital Securities before the commencement of trading on the New York Stock Exchange. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Capital Securities or that an active public market for the Capital Securities will develop. If an active public trading market for the Capital Securities does not develop, the market price and liquidity of the Capital Securities may be adversely affected. The Capital Securities may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

PRICE STABILIZATION AND SHORT POSITIONS

        In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the Capital Securities. Such transactions consist of bids or purchases to peg, fix or maintain the price of the Capital Securities. If the underwriters create a short position in the Capital Securities in connection with the offering, i.e., if they sell more Capital Securities than are on the cover page of this prospectus, the underwriters may reduce that short position by purchasing Capital Securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Capital Securities. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

OTHER RELATIONSHIPS

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received, and may receive, customary fees, expenses and commissions for these transactions. On August 13, 2007, we announced we would form a strategic business relationship with an affiliate of Merrill Lynch & Co., Inc., the parent company of one of the underwriters, in the areas of insurance and investment products in the US. As part of this relationship, one of our subsidiaries has signed an agreement to acquire two Merrill Lynch life insurance companies and we will establish an ongoing distribution relationship with the Merrill Lynch financial advisor network.

SELLING RESTRICTIONS

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Capital Securities which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may make an offer of Capital Securities to the public in that Relevant Member State at any time under the following exceptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

        (a)       to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

        (b)       to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

        (c)   to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the other underwriters; or

        (d)       in any other circumstances falling within Article 3(2) of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Capital Securities to the public" in relation to any Capital Securities in any Relevant Member State means the communication to persons in any form and by any means of sufficient information on the terms of the offer and the Capital Securities to be offered so as to enable an investor to decide to purchase or subscribe the Capital Securities, as the same may be varied in that Member State by any measure implementing the

Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        Each underwriter has represented and agreed that:

  •
  it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Capital Securities in, from or otherwise involving the United Kingdom; and

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Capital Securities in circumstances in which Section 21(1) of the FSMA does not apply to AEGON, N.V.

General

        Each underwriter has represented and agreed that it will not take any action (including without limitation, the possession or distribution of the accompanying prospectus, this prospectus supplement or any other offering document or any publicity or other material relating to the Capital Securities) in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the Capital Securities to be considered an offering to the public under applicable law.

SETTLEMENT

        It is expected that delivery of the Capital Securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Capital Securities (such settlement cycle being herein referred to as "T+5"). Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Capital Securities on the date of pricing or the next Business Day will be required, by virtue of the fact that the Capital Securities initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Capital Securities who wish to trade certificates on the date of pricing or the next Business Day should consult their own advisors.

LEGAL MATTERS

        Certain matters in connection with this offering will be passed upon for us by Allen & Overy LLP, New York, New York and Amsterdam, The Netherlands. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell, London, England.

EXPERTS

        Ernst & Young Accountants, independent registered public accounting firm, have audited our consolidated financial statements and schedules included in our Report on Form 6-K filed on September 12, 2007, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006 included in our Annual Report on Form 20-F for the year ended December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements, schedules and management's assessment are incorporated by reference in reliance on Ernst & Young Accountants' reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

AEGON N.V.
(a Netherlands public company with limited liability)

and

AEGON Funding Corp.
(a Delaware corporation)

U.S. $5,000,000,000

        AEGON N.V. may offer its common shares, senior or subordinated debt securities, including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units for sale through this prospectus.

        AEGON Funding Corp. may offer senior or subordinated debt securities including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units, in each case guaranteed by AEGON N.V., for sale through this prospectus.

        We may offer these securities from time to time in one or more offerings with a total initial offering price of up to U.S. $5,000,000,000. We may also offer any combination of these securities.

        We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable pricing supplement carefully before you invest. You should also consider carefully the documents incorporated by reference in this prospectus and in any prospectus supplement or any pricing supplement and in the registration statement to which they relate before you invest.

        Investing in these securities involves risks. See "Risk Factors" beginning on page 9 of AEGON N.V.'s annual report on Form 20-F for the year ended December 31, 2006 as well as the risk factors included in the applicable prospectus supplement or pricing supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2007.

FORWARD-LOOKING STATEMENTS

        The statements contained and incorporated by reference in this prospectus and any accompanying prospectus supplement that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believe", "estimate", "intend", "target", "may", "expect", "anticipate", "predict", "project", "counting on", "plan", "continue", "want", "forecast", "should", "would", "is confident" and "will" and similar expressions as they relate to us are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which merely reflect company expectations at the time of writing. Actual results may differ materially from expectations conveyed in forward-looking statements due to changes caused by various risks and uncertainties. Such risks and uncertainties include but are not limited to the following:

  •
  changes in general economic conditions, particularly in the United States, the Netherlands and the United Kingdom;

  •
  changes in the performance of financial markets, including emerging markets, such as with regard to:

  •
  the frequency and severity of defaults by issuers in our fixed income investment portfolios; and

  •
  the effects of corporate bankruptcies and/or accounting restatements on the financial markets and the resulting decline in value of equity and debt securities we hold;

  •
  the frequency and severity of insured loss events;

  •
  changes affecting mortality, morbidity and other factors that may affect the profitability of our insurance products;

  •
  changes affecting interest rate levels and continuing low or rapidly changing interest rate levels;

  •
  changes affecting currency exchange rates, including the euro/U.S. dollar and euro/UK pound exchange rates;

  •
  increasing levels of competition in the United States, the Netherlands, the United Kingdom and emerging markets;

  •
  changes in laws and regulations, particularly those affecting our operations, the products we sell and the attractiveness of certain products to our consumers;

  •
  regulatory changes relating to the insurance industry in the jurisdictions in which we operate;

  •
  acts of God, acts of terrorism, acts of war and pandemics;

  •
  changes in the policies of central banks and/or foreign governments;

  •
  litigation or regulatory action that could require us to pay significant damages or change the way we do business;

  •
  customer responsiveness to both new products and distribution channels;

  •
  competitive, legal, regulatory, or tax changes that affect the distribution cost of or demand for our products;

  •
  our failure to achieve anticipated levels of earnings or operational efficiencies as well as other cost saving initiatives; and

  •
  changes in our reported results of operations or financial condition as a result of preparing our financial statements in accordance with International Financial Reporting Standards.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing the "shelf" registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement may add to or update or change information about us contained in this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under "Where You Can Find More Information About Us".

AEGON N.V.

        With roots dating back 150 years, AEGON N.V., through its member companies, which we collectively refer to as "AEGON" or the "AEGON Group", is one of the world's largest listed life insurance and pension companies as ranked by market capitalization and assets with its headquarters in The Hague, the Netherlands. Our common shares are listed on the Official Segment of the stock market of Euronext Amsterdam, the principal market for our common shares, on which they trade under the symbol "AGN". Our common shares are also listed on the New York Stock Exchange under the symbol "AEG", and on the London and Tokyo stock exchanges. AEGON's established markets are the United States, the Netherlands and the United Kingdom and Canada. In addition, AEGON is present in over 20 other markets in the Americas, Europe and Asia, including Mexico, Hungary, Spain, Taiwan, China, Poland and a number of other countries with smaller operations. AEGON encourages product innovation and fosters an entrepreneurial spirit within its businesses. New products and services are developed by local business units with a continuous focus on cost control. AEGON uses a multi-brand, multi-channel distribution approach to meet its customers' needs. AEGON faces intense competition from a large number of other insurers, as well as non-insurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employer and other group customers and agents and other distributors of insurance and investment products.

        The AEGON Group's core business is life insurance, pensions, savings and investment products. The AEGON Group is also active in accident, supplemental health, general insurance and limited banking activities. AEGON's headquarters are located at AEGONplein 50, P.O. Box 85, 2501 CB The Hague, the Netherlands (telephone 011-31-70-344-3210; internet: www.AEGON.com).

AEGON FUNDING CORP.

        AEGON Funding Corp. (AFC) was incorporated on May 21, 1999 under the laws of the State of Delaware. AFC is an indirect wholly owned subsidiary of AEGON N.V. and has no subsidiaries of its own.

        AFC was established as a financing vehicle to be used to raise funds for the U.S. subsidiaries of AEGON. AFC's registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and the telephone number of this office is 1-302-658-7581.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual reports with and furnish other information to the U.S. Securities and Exchange Commission (the "SEC"). You may read and copy any document that we have filed with or furnished to the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to the public through the SEC's web site at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington, D.C. and in other locations.

SPECIAL NOTE REGARDING INCORPORATED
FINANCIAL STATEMENTS AND FINANCIAL DISCLOSURES

        In the second quarter of 2007, AEGON changed the accounting principles it uses to value minimum interest rate guarantees related to insurance products offered by AEGON The Netherlands, including group pension contracts and traditional products. Starting with the second quarter of 2007, AEGON The Netherlands values the guarantees at fair value. Changes in the fair value are recognized in AEGON's income statements. Prior to the second quarter of 2007, these guarantees were valued applying a corridor approach for the group pension contracts. Changes in the provision, if outside the corridor, were reflected in the income statements. The guarantees embedded in traditional products were not valued explicitly, but were considered in the liability adequacy test. In accordance with International Accounting Standard No. 8, Accounting Policies, Changes in Accounting Estimates and Errors, AEGON has applied the change in accounting principles retrospectively and has adjusted all affected figures for each prior period presented to reflect the new accounting principle as if it had already been applied in those prior periods.

        In addition, AEGON also changed its reportable segments in 2007. Until January 1, 2007, AEGON's secondary segment information was based on product characteristics. Starting in 2007, AEGON reports its secondary segment information based on lines of business.

        The consolidated financial statements included in AEGON's Annual Report on Form 20-F for the year ended December 31, 2006 (the "2006 Annual Report") did not reflect the above-mentioned change in accounting principles, nor did they include secondary segment information based on lines of business, as both changes were only adopted in 2007. On September 12, 2007, AEGON filed with the SEC a Report on Form 6-K (the "Restatement Report"). The Restatement Report contained a restatement of audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations, and certain financial statement schedules and other financial data previously filed with the Securities and Exchange Commission as part of the 2006 Annual Report. The restatements were filed solely to reflect AEGON's retroactive application of the accounting change relating to the guarantees and to present secondary segment information consistent with the new format. The only substantive changes in the information included in the Restatement Report from the information included in the 2006 Annual Report relate to these two changes. The Restatement Report is incorporated by reference into this prospectus, and prospective investors are urged to refer to the restatement of audited consolidated financial statements and other information contained therein for financial disclosures which have been restated to reflect (i) the valuation of the guarantees related to insurance products offered by AEGON The Netherlands at fair value, (ii) the effect on earnings related to changes in the fair value of those guarantees that would have been recorded in the three years ended December 31, 2006 had the new accounting principle already been applied in such periods, and (iii) the change in our secondary reportable segments.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

        As permitted by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" information into this prospectus, which means that:

  •
  incorporated documents are considered part of this prospectus; and

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes this prospectus; and

  •
  information that is more recent that is included in this prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus.

        We incorporate by reference into this prospectus our documents listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-10882.

  •
  Annual Report on Form 20-F for the fiscal year ended December 31, 2006;

  •
  Report on Form 6-K furnished to the SEC on April 26, 2007;

  •
  Report on Form 6-K furnished to the SEC on April 26, 2007 relating to resolutions passed at the annual general meeting of shareholders of AEGON N.V.;

  •
  Report on Form 6-K furnished to the SEC on May 11, 2007 relating to our first quarter 2007 financial results;

  •
  Report on Form 6-K furnished to the SEC on May 18, 2007;

  •
  Report on Form 6-K furnished to the SEC on May 22, 2007 relating to the discussion of the progress in our growth strategy during our Analyst & Investor conference;

  •
  Report on Form 6-K furnished to the SEC on June 29, 2007;

  •
  Report on Form 6-K furnished to the SEC on July 26, 2007;

  •
  Report on Form 6-K furnished to the SEC on August 9, 2007;

  •
  Report on Form 6-K furnished to the SEC on August 14, 2007 with an announcement of our strategic partnership with Merrill Lynch and the execution of an agreement to acquire Merrill Lynch Life Insurance Company and ML Life Insurance Company of New York;

  •
  Report on Form 6-K furnished to the SEC on September 10, 2007 with an update on the status of AEGON's share repurchase program;

  •
  Report on Form 6-K furnished to the SEC on September 10, 2007 with a description of AEGON's declared stock fraction interim dividend;

  •
  Report on Form 6-K furnished to the SEC on September 11, 2007 with a modified version of AEGON's Embedded Value 2006 Report;

  •
  Report on Form 6-K furnished to the SEC on September 12, 2007 with a presentation of AEGON's results for the second quarter of 2007;

  •
  Report on Form 6-K furnished to the SEC on September 12, 2007 with restated consolidated financial statements, management's discussion and analyses of financial condition and results of operations and certain financial statement schedules and other financial data for years 2006, 2005 and 2004; and

  •
  each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus and the registration statement:

  •
  reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act, and

  •
  reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.

        These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows:

Investor Relations	Investor Relations
AEGON N.V.	AEGON USA, Inc.
P.O. Box 202	1111 North Charles Street
2501 CE The Hague	Baltimore, MD 21201
The Netherlands	USA
Tel: 011-31-70-344-8305	Tel: 1-410-576-4577
Fax: 011-31-70-383-2773	Fax: 1-410-347-8685
E-mail: groupir@aegon.com	E-mail: ir@aegonusa.com

        No person is authorized to give any information or represent anything not contained in this prospectus. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

        AFC does not, and will not, file separate reports with the SEC.

FINANCIAL INFORMATION

        Except as otherwise noted, we present the financial statement amounts in this prospectus and in the documents incorporated by reference in this prospectus in accordance with International Financial Reporting Standards as adopted by the European Union ("IFRS"), which differ in certain significant respects from accounting principles generally accepted in the United States ("U.S. GAAP"). You can find a description of the significant differences between IFRS and U.S. GAAP in Note 55 to our restated consolidated financial statements, which are incorporated by reference from our Report on Form 6-K filed on September 12, 2007 which includes our restated consolidated financial statements.

        We have derived the financial data in this prospectus presenting year-end figures from our restated audited consolidated financial statements. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.

        As used in this prospectus, "dollar" and "$" refer to the U.S. dollar and "euro," "EUR" and "€" refers to the unified currency that was introduced in connection with the European Economic and Monetary Union in the Netherlands and the other participating member states of the European Union on January 1, 1999.

ENFORCEMENT OF CIVIL LIABILITIES

        AEGON N.V. is a Dutch company located in the Netherlands. Many of our directors and officers are residents of the Netherlands or countries other than the United States. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and officers are located outside of the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. Federal securities laws:

  •
  to effect service of process within the United States upon AEGON N.V. and our directors and officers located outside the United States;

  •
  to enforce in U.S. courts or outside the United States judgments obtained against those persons in U.S. courts;

  •
  to enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the United States; and

  •
  to enforce against those persons in the Netherlands, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. Federal securities laws.

        The United States and the Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters, except arbitration awards. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely upon the federal securities laws, would not be directly enforceable in the Netherlands. However, if the party in whose favor a final judgment is rendered brings a new suit in a competent court in the Netherlands, such party may submit to the Dutch court the final judgment that has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that proper legal procedures have been observed, the court in the Netherlands would, in principle, give binding effect to the final judgment that has been rendered in the United States unless such judgment contravenes Dutch public policy.

        A shareholder of a company incorporated under the laws of the Netherlands cannot sue individual members of the supervisory board or executive board derivatively; that is, in the name of and for the benefit of AEGON N.V. Moreover, under Dutch law, the duties owed by members of the AEGON Supervisory Board and AEGON Executive Board are owed primarily to AEGON N.V., not to our shareholders. This may limit the rights of the shareholders of a Dutch company to sue members of its supervisory or executive boards. Dutch law does not specifically provide for class action suits, such as a suit by one shareholder for his benefit and the benefit of others similarly situated against a company or its supervisory or executive directors.

USE OF PROCEEDS

        Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, debt repayment and refinancing, capital expenditures and acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated using financial information calculated in accordance with International Financial Reporting Standards as adopted by the European Union ("IFRS").

Six Months Ended June 30,			Year Ended December 31,
2007	2006		2006		2005		2004
1.7	2.2	(1)	2.0	(1)	1.7	(1)	1.8	(1)

(1)
These figures are based on restated numbers for the relevant periods and reflect the retroactive application of the accounting change relating to the guarantees at AEGON The Netherlands. For additional information see "Special Note Regarding Incorporated Financial Statements and Financial Disclosures" above.

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated using financial information calculated in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") which differ in certain significant respects from IFRS. You can find a description of the significant differences between IFRS and U.S. GAAP in Note 55 to our restated consolidated financial statements, which are incorporated by reference from our Report on Form 6-K furnished to the U.S. Securities and Exchange Commission ("SEC") on September 12, 2007. The ratio of earnings to fixed charges is calculated in accordance with Item 503 of Regulation S-K of the Securities Act of 1933, as amended. For more information, please see the section headed "Ratio of Earnings to Fixed Charges" in our Report on Form 6-K furnished to the SEC on September 12, 2007 which includes our restated consolidated financial statements.

Year Ended December 31,
2006	2005	2004	2003	2002
1.6	1.8	1.8	1.7	—	(1)

(1)
The deficiency of our earnings to fixed charges based on U.S. GAAP was €841,000,000 during 2002.

        For purposes of determining the ratio of earnings to fixed charges, earnings is defined as income before tax plus fixed charges less dividends on preferred shares.* Fixed charges are calculated by adding (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness, (3) interest on fixed annuities, guaranteed investment contracts and savings accounts, (4) dividends on preferred shares and (5) interest on perpetual capital securities.

*
For IFRS purposes also less interest on perpetual capital securities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF INCORPORATION OF AEGON N.V.

        The following is a summary of the terms of AEGON N.V.'s share capital, including brief descriptions of provisions contained in AEGON N.V.'s articles of incorporation, as last amended on May 3, 2007. These summaries and descriptions do not purport to be complete statements of these provisions.

Share Capital

        The total authorized share capital of AEGON N.V. consists of 3,000,000,000 common shares, par value EUR 0.12 per share, and 1,000,000,000 class A and class B preferred shares, par value EUR 0.25 per share, of which 500,000,000 are class A preferred shares and 500,000,000 are class B preferred shares. As of August 31, 2007, 1,622,941,212 common shares, 211,680,000 class A preferred shares and 31,980,000 class B preferred shares were issued and outstanding.

        All of our common shares and preferred shares are fully paid and not subject to calls for additional payments of any kind. All of our common shares are registered shares and held by shareholders worldwide either through Euroclear Netherlands as Deposit Shares or directly registered in our Register of Shareholders. Holders of New York Shares hold their common shares in registered form issued by our New York transfer agent on our behalf (the "New York Shares"). New York Shares and Deposit Shares are exchangeable on a one-to-one basis and are entitled to the same rights, except that cash dividends are paid in US dollars on New York Shares.

        As of July 31, 2007, 219,127,842 common shares were registered in our Register of Shareholders and 217,794,078 common shares were held in the form of New York Shares.

Dividends

        Under Dutch law and AEGON N.V.'s articles of incorporation, the holders of AEGON N.V. common shares are entitled to payment of dividends out of the profits remaining after the creation of a reserve account, if any. The AEGON Executive Board may determine the dividend payment date for the AEGON N.V. common shares and preferred shares, the record date for payment applicable to holders of registered AEGON N.V. common shares and, with the approval of the AEGON Supervisory Board, the currency or currencies in which dividends will be paid. For dividends on New York Shares therefore, AEGON N.V. is empowered to make payment in U.S. dollars.

        Preferred dividends are payable on the capital actually paid in on the preferred shares at a percentage, on an annual basis, which will be equal to the European Central Bank's fixed interest percentage for basic refinancing transactions, to be increased by 1.75 percentage points, all applicable to the first day of trading on Euronext Amsterdam in the financial year to which the dividend relates.

Voting Rights and Appointment of AEGON Supervisory and AEGON Executive Boards

        General Meeting of Shareholders.    All holders of AEGON N.V. common shares and preferred shares are entitled to attend personally or by proxy any general meeting of shareholders upon compliance with the procedures described below. A holder of AEGON N.V. common shares is entitled to one vote for each share held by such holder and represented at the meeting. However, a holder of preferred shares is entitled, instead of casting one vote per preferred share, to cast such number of votes as are equal to the number of preferred shares held multiplied by twenty-five-twelfths (25/12), provided that any resulting fraction of a vote is disregarded. AEGON N.V. and Vereniging AEGON have entered into a preferred shares voting rights agreement, pursuant to which Vereniging AEGON has voluntarily waived its right to cast 25/12 votes per class A or class B preferred share. Instead, Vereniging AEGON has agreed to exercise only one vote per preferred share, except in the event of a "special cause," such as the acquisition of a 15% interest in AEGON N.V., a tender offer for AEGON

N.V. shares or a proposed business combination by any person or group of persons whether individually or as a group, other than in a transaction approved by the AEGON Executive Board and the AEGON Supervisory Board. If, in its sole discretion, Vereniging AEGON determines that a "special cause" exists, Vereniging AEGON will notify the general meeting of shareholders and retain its right to exercise the full voting power of 25/12 votes per preferred share for a limited period of six months.

        A general meeting of shareholders is required to be held not later than June 30 of each year. General meetings of shareholders are called by the AEGON Supervisory Board or the AEGON Executive Board and are required to be held in Amsterdam, The Hague, Haarlemmermeer (including Schiphol Airport), Leidschendam, Rijswijk (ZH), Rotterdam or Voorburg, at the choice of the corporate body that calls the meeting. The AEGON Executive Board is authorized to decide that with respect to a general meeting of shareholders, a record date will be applied on the basis of which it shall be determined in accordance with Section 2:119 of the Dutch Civil Code which persons are deemed to be shareholders for the purpose of attending and exercising voting rights at a general meeting of shareholders. Such record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting. Action is taken at general meetings by an absolute majority of the valid votes cast unless a larger majority is explicitly provided by law or by AEGON N.V.'s articles of incorporation.

        AEGON N.V. may not vote shares held by it or its subsidiaries.

        Major Shareholders of AEGON N.V.    As of August 31, 2007, Vereniging AEGON held approximately 10.6% of the common shares and 100% of the preferred shares of AEGON N.V. These holdings give Vereniging AEGON approximately 23% of AEGON N.V.'s voting shares. In the event of a "special cause," as describe above, Vereniging AEGON's voting rights will increase to 32.8% for up to six months per "special cause." Vereniging AEGON is a membership association under Dutch law. One of the principal characteristics of a membership association is that it has no share capital. The objective of Vereniging AEGON is the balanced representation of the interests of AEGON N.V. and all of its stockholders, AEGON Group companies, insured parties, employees and other constituencies of the AEGON Group. The table below shows the ownership percentage of Vereniging AEGON as of August 31, 2007.

Title of Class	Number Owned	Percent of Class
Common Shares	171,974,055	10.6%
Preferred A Shares	211,680,000	100.0%
Preferred B Shares	31,980,000	100.0%

        Vereniging AEGON has two administrative bodies: the General Meeting of Members and the Executive Committee. At December 31, 2006, the General Meeting of Members consisted of 18 individuals who were elected as members of Vereniging AEGON. The majority of the voting rights is with the sixteen members not being employees or former employees of AEGON N.V. or one of the AEGON Group companies, nor current or former members of the AEGON Supervisory Board or the AEGON Executive Board. Those members represent a broad cross-section of Dutch society, and are called elected members.

        The other two members are both elected by the General Meeting of Members of Vereniging AEGON from among the members of the AEGON Executive Board.

        The Executive Committee of Vereniging AEGON consists of seven members. Five of those members, including the chairman and vice-chairman, are not nor have ever been, related to AEGON N.V. The other two members are also members of the AEGON Executive Board. Resolutions of the Executive Committee, other than with regard to amendment of the articles of association of Vereniging AEGON, require an absolute majority of votes. When a vote in the Executive Committee results in a tie, the General Meeting of Members has the deciding vote. Amendments of the articles of association of Vereniging AEGON requires a unanimous proposal from the Executive Committee of Vereniging AEGON (including consent of the two representatives of AEGON N.V.) pursuant to a special procedure. Following an amendment of the articles of association of Vereniging AEGON as effected on September 13, 2005, this special requirement does not apply in the event of a hostile change of control at the general meeting of shareholders of AEGON N.V., in which event Vereniging AEGON may amend its articles of association without the cooperation of AEGON N.V.

        Appointment of the AEGON Supervisory Board and the AEGON Executive Board.    AEGON N.V. has a two-tier management system consisting of an executive board and a supervisory board. Members of the AEGON Supervisory Board are nominated by the AEGON Supervisory Board and are appointed by the general meeting of shareholders. The number of members of the AEGON Supervisory Board is determined from time to time by the AEGON Supervisory Board but may not consist of less than seven members. Members of the AEGON Executive Board are nominated by the AEGON Supervisory Board and are appointed by the general meeting of shareholders. For more information please see "Item 6. Directors, Senior Management and Employees" of AEGON N.V.'s 2006 Annual Report on Form 20-F.

        Shareholder Proposals.    Shareholders who, alone or jointly, represent at least one-tenth percent (0.1%) of the issued capital or a block of shares, alone or jointly, worth at least fifty million euro (EUR 50,000,000) according to the Official Price List of Euronext Amsterdam N.V. (or any publication taking its place), shall have the right to request of the AEGON Executive Board or the AEGON Supervisory Board that items be placed on the agenda of the general meeting of shareholders. These requests shall be honoured by the AEGON Executive Board or the AEGON Supervisory Board under the conditions that (a) important AEGON interests do not dictate otherwise; and (b) the request is received by the chairman of the AEGON Executive Board or the chairman of the AEGON Supervisory Board in writing at least sixty (60) days before the date of the general meeting of shareholders.

        Amendment of Articles.    The articles of incorporation of AEGON N.V. may be amended at any general meeting of shareholders by an absolute majority of the votes cast. Any such amendment must have been proposed by the AEGON Executive Board which proposal must have been approved by the AEGON Supervisory Board.

        Annual Accounts.    The general meeting of the shareholders adopts annually AEGON N.V.'s annual accounts with respect to the previous calendar year.

Liquidation Rights

        In the event of the liquidation of AEGON N.V., the general meeting of shareholders determines the remuneration of the liquidators and of the members of the AEGON Supervisory Board. The AEGON Executive Board is responsible for effecting the liquidation, which is to be overseen by the AEGON Supervisory Board. The assets remaining after payment of all debts, liquidation expenses and taxes are to be distributed first to the holders of preferred shares in the amount of their paid-in capital. The amount left after such payment will be distributed to the holders of AEGON N.V. common shares.

Issuance of Additional Rights

        Shares of AEGON N.V.'s authorized but unissued capital stock may be issued at such times and on such conditions as may be determined at a general meeting of shareholders or by the AEGON Executive Board if authorized by the shareholders. At the general meeting of shareholders of AEGON N.V. held on April 25, 2007, the AEGON Executive Board was designated, for a period of eighteen months effective April 25, 2007, by a resolution approved by the shareholders, as the company body which shall, subject to the approval of the AEGON Supervisory Board, be authorized to decide upon the issue of shares and to grant rights to acquire shares. The authority granted thereby is limited annually to 10% of the capital, plus 10% of the capital if the issuance or the granting of rights occurs on the occasion of the acquisition of an enterprise or a corporation. For purposes of this paragraph, the term "capital" means the total par value of the common shares issued at the time this authorization is used for the first time in any calendar year. The authorization described above may only be withdrawn by a resolution of the general meeting of shareholders following a proposal by the AEGON Executive Board which has been approved by the AEGON Supervisory Board.

Preemptive Rights

        Except in certain instances prescribed by law, the holders of AEGON N.V. common shares have preemptive rights on a pro rata basis to purchase the number of AEGON N.V. common shares to be issued. Holders of AEGON N.V. preferred shares, as such, have no preemptive rights in respect of any AEGON N.V. common shares.

        Preemptive rights in respect of AEGON N.V. common shares may be restricted or excluded by a resolution passed by the general meeting of shareholders. In the notice of the meeting, the reasons for the proposal to restrict or exclude the preemptive rights in respect of AEGON N.V. common shares and the intended issue price must be explained in writing. Preemptive rights may also be restricted or excluded by the AEGON Executive Board if a resolution is passed by the general meeting of shareholders which confers such power on the AEGON Executive Board for a maximum of five years. This power may from time to time be extended, but never for a period longer than five years. A resolution of the general meeting that restricts or excludes preemptive rights or that confers this power to the AEGON Executive Board can only be adopted at the proposal of the AEGON Executive Board which is approved by the AEGON Supervisory Board. A resolution of the general meeting to restrict or exclude the preemptive rights or to confer this power to the AEGON Executive Board shall require a majority of not less than two thirds of the votes cast if less than one half of AEGON N.V.'s issued capital is represented at the meeting. If AEGON N.V. makes a rights offering to the holders of AEGON N.V. common shares, the rights of holders of AEGON N.V.'s New York Shares to exercise the rights so offered is subject to a restriction which permits AEGON N.V. to sell such rights in a manner to be determined by the AEGON Executive Board and to remit the cash proceeds of such sale to such holders if the additional AEGON N.V. common shares are not registered under the Securities Act of 1933, as amended (the "Securities Act").

        At the general meeting of shareholders of AEGON N.V. held on April 25, 2007, the AEGON Executive Board was designated, for a period of eighteen months effective April 25, 2007, by a resolution approved by the shareholders, as the company body which shall, subject to the approval of the AEGON Supervisory Board, be authorized to restrict or exclude the preemptive rights of the shareholders with regard to the issuance of common shares or the granting of rights to subscribe for common shares. In respect of the issuance of common shares without preemptive rights, the authority given thereby shall be limited annually to 10% of the capital, plus 10% of the capital if the issuance occurs on the occasion of the acquisition of an enterprise or a corporation. For purposes of this paragraph, the term "capital" means the total par value of the common shares issued at the time this authorization is used for the first time in any calendar year.

        The authorization described above may only be withdrawn by a resolution of the general meeting of shareholders following a proposal by the AEGON Executive Board which has been approved by the AEGON Supervisory Board.

Repurchase by AEGON N.V. of its Own Shares

        Subject to certain restrictions contained in the laws of the Netherlands and AEGON N.V.'s articles of incorporation, the AEGON Executive Board may cause AEGON N.V. to purchase its own fully-paid shares, provided that the total number of AEGON N.V. shares so repurchased, together with shares already held in treasury by AEGON N.V. or held by its subsidiaries, may not exceed, in the aggregate, 10% of the issued capital. Such purchase may be made only upon authorization by the general meeting of shareholders, which authorization is valid for a maximum of eighteen months and must include the number of shares to be acquired, the way in which they may be acquired and the minimum and maximum purchase price. In addition, the approval of the AEGON Supervisory Board shall be required for any such acquisition. At the general meeting of shareholders held on April 25, 2007, the shareholders authorized the AEGON Executive Board for a period of eighteen months to acquire shares up to the maximum number permitted by law and AEGON N.V.'s articles of incorporation at a price not higher than 10% above the quoted local market price immediately prior to the acquisition. Preferred shares may only be acquired at a price not higher than 10% above the average paid-in amount on the preferred shares being acquired, to be increased with dividends accrued but not yet paid at the time of the acquisition.

Certificates for Common Stock and their Transfer

        Certificates evidencing AEGON N.V. common shares are issuable, upon a resolution of the AEGON Executive Board, only in registered form. Certificates issued by the New York registrar are printed in the English language. New York Shares may be held by residents as well as non-residents of the Netherlands. Only New York Shares may be traded on the New York Stock Exchange. New York Shares may be transferred on the books of AEGON N.V. at the office of the New York transfer agent by surrendering the New York Shares with the deed of transfer on the New York Shares or in a separate instrument completed in full and signed by the transferor. Upon surrender, AEGON N.V., acting through its New York transfer agent, will either note the transfer on the surrendered New York Shares or issue replacement New York Shares registered in the name of the new owner. In addition, a shareholder is entitled, upon written request to AEGON N.V. and the surrender for cancellation of any share certificate previously issued, to have his name entered in the register of shareholders maintained by AEGON N.V. with respect to the share or shares owned by him and to receive, in lieu of a certificate, a non-negotiable declaration of registration of such share or shares.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. If the debt securities are offered as part of a global offering, this prospectus only covers offers and sales initially made in the U.S. and resales into the U.S. Each time that we issue debt securities pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement or, if applicable, the pricing supplement will contain the specific terms applicable to those debt securities. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will replace those presented here. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

General

        The debt securities will be issued by AEGON N.V. or AFC, as the case may be, under an indenture with The Bank of New York Trust Company, N.A.

        Any debt securities issued by AFC will be guaranteed by AEGON N.V. See "DESCRIPTION OF GUARANTEES" below. The total principal amount of debt securities that can be issued under the indenture is unlimited. The indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.

        The prospectus supplement and, if applicable, the pricing supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the issuer of the debt securities, AEGON N.V. or AFC;

  •
  the price of the debt securities offered;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the date or dates, if any, on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  whether the debt securities are senior or subordinated debt securities and, if subordinated, the ranking of such debt securities in relation to other senior or subordinated debt securities;

  •
  the places at which payments of principal and interest are payable;

  •
  the terms of any optional or mandatory redemption, including the price for the redemption;

  •
  any sinking fund provisions;

  •
  the terms of any payments on the debt securities that will be payable in foreign currency or currency units or another form;

  •
  the terms of any payments that will be payable by reference to any index or formula;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  whether debt securities will be issued as discount securities and the amount of any discount;

  •
  whether the debt securities will be represented by one or more global securities;

  •
  whether the debt securities will be issued in registered or bearer form, and any restrictions that may apply;

  •
  any terms for the conversion or exchange of the debt securities for other securities of AEGON Group companies or any other entity (including any related cash-out option); and

  •
  any other terms of the debt securities.

        We have the ability under the indenture to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, the debt securities will not be listed on any securities exchange.

        The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt of their issuer. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to existing and future debt of their issuer as set forth in the related prospectus supplement or, if applicable, the relevant pricing supplement. See "Subordination" below.

        Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities are discussed below under "Taxation in the United States" and may be discussed further in the prospectus supplement or, if applicable, the pricing supplement relating to these debt securities.

        If AFC issues the debt securities, AEGON N.V. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. See "DESCRIPTION OF GUARANTEES".

        On June 30, 2007, AEGON N.V. had outstanding EUR 4.164 billion of capital securities, EUR 0.034 billion of subordinated debt securities and EUR 1.610 billion of senior debt securities. AEGON N.V. had no secured debt. AFC had outstanding USD 0.5 billion in aggregate principal amount of senior debt securities and no secured or subordinated debt securities. AFC does not have any subsidiaries.

Paying Agent and Transfer Agent

        Unless otherwise specified in the relevant prospectus supplement, or, if applicable, the relevant pricing supplement, Citibank N.A. will be the registrar, paying agent, transfer agent and calculation agent for the debt securities.

Governing Law

        Except as may otherwise be provided in the related prospectus supplement or, if applicable, the relevant pricing supplement, the indenture and the guarantees will be governed by and construed in accordance with the laws of the State of New York. The laws of the State of New York would not require the trustee to pursue or exhaust its legal and equitable remedies against AFC, as the case may be, prior to exercising its rights under the guarantee relating to guaranteed debt securities issued by AFC. We cannot assure you that a Netherlands court would give effect to this provision. However,

AEGON N.V. will waive any right to require a proceeding against AFC before its obligations under the guarantees of debt securities of AFC shall become effective. There are no limitations under the laws of the Netherlands or the articles of incorporation of AEGON N.V. on the right of non-residents of the Netherlands to hold the debt securities issued by AEGON N.V.

Form, Exchange and Transfer

        Unless otherwise specified in the related prospectus supplement or, if applicable, the related pricing supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

        Unless otherwise specified in the related prospectus supplement, or, if applicable, the related pricing supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged, at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.

Global Securities

        The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement or, if applicable, the related pricing supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

        Unless your prospectus supplement provides otherwise, the securities will initially be issued to investors only in book-entry form. We will issue and register in the name of one or more financial institutions or clearing systems or their nominees, one or more fully registered global certificates, representing the total aggregate number of securities. A financial institution or clearing system that we select for the purpose is called the "depositary" for that security. A security will usually have only one depositary, but it may have more.

        Each series of securities will have one or more of the following as the depositaries:

  •
  DTC;

  •
  Euroclear;

  •
  a financial institution holding the securities on behalf of Clearstream, Luxembourg; or

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        DTC has provided us the following information, and we take no responsibility for its accuracy. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Clearstream, Luxembourg and Euroclear, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Pursuant to DTC's procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC's records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

        We will wire to DTC's nominee principal and interest payments with respect to global certificates. We and the trustees under the indenture will treat DTC's nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC's records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in "street name". However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

  •
  we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.

        So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the senior notes represented by the global notes for all purposes under the indenture. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have senior notes registered in your name, will not receive or be entitled to receive physical delivery of senior notes in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

        Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC's practice is to credit the accounts of DTC's direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their senior notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner's account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the Trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in senior notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We have been informed that, under DTC's existing practices, if we request any action of holders of senior notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of senior notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Clearstream, Luxembourg has advised us as follows:

        Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a bank and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg's customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic link with Euroclear to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

        Euroclear has advised us as follows:

        Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission and the National Bank of Belgium. Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with domestic markets in several countries. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Payments of Additional Amounts

        The issuer or guarantor will make all payments on the debt securities of that series without withholding or deduction for any taxes, or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future by or on behalf of the Netherlands, in the case of AEGON N.V., or the United States, in the case of AFC, or any authority in the Netherlands or the United States, as applicable. In the event any Netherlands, in the case of payments by AEGON N.V., or United States, in the case of payments by AFC, taxes or other charges are imposed on payments on any debt security of that series held by you, the issuer or guarantor will pay to you such additional amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium which would have been receivable on the debt security if there were no such payment, withholding or deduction; provided, however, that (a) in the case of payments by AEGON N.V., the amounts with respect to any Netherlands taxes shall be payable only to holders that are not residents in the Netherlands for purposes of its tax laws; and (b) in the case of payments by AFC, the amounts with respect to any United States taxes shall be payable only to holders that are non-U.S. persons not resident in the United States, foreign corporations or certain trusts or estates not subject to taxes, for United States tax purposes, and provided further, that the issuer or guarantor shall not be required to make any payment of any additional amounts on account of:

  •
  in the case of payments by AEGON N.V., your being a resident of the Netherlands or having some connection with the Netherlands or United States (in the case of Netherlands taxes) other than the mere holding of the debt security or the receipt of principal, any interest, or any premium on the debt security;

  •
  in the case of payments by AFC, your being a resident of the United States or having some connection with the United States (in the case of United States taxes) other than the mere holding of the debt security or the receipt of principal, and interest, or any premium on the debt security;

  •
  your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee;

  •
  any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge payable other than by withholding from payments on the debt security;

  •
  in the case of payments by AFC, with respect to United States taxes, any tax imposed by reason of the holder's past or present status as a tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax;

  •
  any tax, assessment or other governmental charge which would not have been imposed or withheld if the holder had declared his or her non-residence in the Netherlands, in the case of payments by AEGON N.V., or the United States, in the case of payments by AFC, or made a similar claim for exemption so that, upon making the declaration or the claim, the holder would either have been able to avoid the tax, assessment or charge or to obtain a refund of the tax, assessment or charge;

  •
  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or any interest on, any debt security, if such payment can be made without such withholding by any other paying agent;

  •
  any withholding or deduction imposed on a payment under any debt security which is required to be made pursuant to a European Union Directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such directive; or

  •
  any combination of items above,

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.

Tax Redemption

        If the prospectus supplement or, if applicable, the pricing supplement for a particular series of debt securities so provides, the issuer or guarantor may redeem that series of debt securities before its maturity, in whole but not in part, if, at any time after the date of issuance of that series of securities, as a result of any:

  •
  amendment to, or change in, the laws of the Netherlands, in the case of payments by AEGON N.V., or the United States, in the case of payments by AFC, or any political subdivision thereof; or

  •
  change in the application or official interpretation of such laws or regulations,

where the amendment or change becomes effective after the date of the issuance of the series of debt securities, the issuer or guarantor become, or will become, obligated to pay any additional amounts as provided above under "Payments of Additional Amounts" and cannot reasonably avoid such obligation.

        Before the issuer or guarantor may redeem debt securities of a particular series as provided above, the issuer or guarantor must deliver to the trustee at least 30 days, but not more than 60 days, prior to the date fixed for redemption:

  •
  a written notice stating that the debt securities of a particular series are to be redeemed, specifying the redemption date and other pertinent information; and

  •
  an opinion of independent legal counsel selected by us to the effect that, as a result of the circumstances described above, we have or will become obligated to pay any additional amounts.

        The issuer or guarantor will give you at least 30 days', but not more than 60 days', notice before any tax redemption of a series of securities. On the redemption date, the issuer or guarantor will pay you the principal amount of your debt security, plus any accrued interest (including any additional amounts) to the redemption date.

Conversion or Exchange

        The terms, if any, upon which debt securities of any series are convertible into or exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the conversion price, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders of that series of debt securities or at our option, any events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.

Events of Default

        Except as may otherwise be provided for in the related prospectus supplement or, if applicable, the relevant pricing supplement, the following are defined as events of default with respect to securities of any series outstanding under the indenture:

  (a)
  failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default beyond any applicable grace period;

  (b)
  failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days beyond any applicable grace period;

  (c)
  failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series;

  (d)
  failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days beyond any applicable grace period; and

  (e)
  certain events in bankruptcy, insolvency or reorganization of AEGON N.V. or AFC.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement). If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.

        Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

  •
  the holder previously gave written notice to the trustee of an event of default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

  •
  the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security.

        We will be required to furnish to each trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.

Subordination

        The indebtedness evidenced by the subordinated debt securities will, to the extent provided pursuant to the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities and any subordinated debt securities that are defined as senior debt for purposes of a particular series of subordinated debt securities. The prospectus supplement or, if applicable, the pricing supplement relating to any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

  •
  the definition of senior debt applicable to the subordinated debt securities of that series including whether and to what extent the subordinated debt of that series shall be subordinated to other subordinated debt of their issuer.

        In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion or exchange, if applicable, of the subordinated debt securities may be made pursuant to the subordinated debt securities.

        Upon payment or distribution of our assets to creditors upon dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.

        By reason of this subordination, in the event of our insolvency, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.

Limitation on Liens

        Unless otherwise specified in a prospectus supplement or, if applicable, the pricing supplement relating to a series of debt securities, so long as any of the debt securities of that series remain outstanding, the issuer and its subsidiaries may not secure any indebtedness in respect of borrowed moneys having an original maturity of more than two years by granting security upon any of their present or future assets or revenues unless they effectively provide that the same or equal and ratable security (or other security acceptable to the trustee) is accorded to all debt securities of that series for so long as the secured indebtedness is so secured. This limitation does not apply to:

  •
  security created over any shares in, assets of or securities owned by any subsidiaries that are not principally engaged in the business of life insurance and that do not contribute more than 10% of AEGON's total aggregate consolidated gross premium income as reflected in its most recent annual audited financial statements;

  •
  security created in the normal course of the insurance business carried on in a manner consistent with generally accepted insurance practice for that insurance business;

  •
  security or preference arising by operation of any law;

  •
  security over real property to secure borrowings to finance the purchase or improvement of that real property;

  •
  security over assets existing at the time of the acquisition of those assets; and

  •
  security not otherwise permitted by the above that secures borrowed money in an aggregate principal amount not exceeding 50% of AEGON's total aggregate consolidated indebtedness with an original maturity of more than two years.

Defeasance

        Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.

        In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, which, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities and we must deliver to the trustee an opinion of counsel confirming that the beneficial owners of those debt securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, provided in the case of a defeasance and discharge, such opinion of counsel shall be based on a ruling received from, or published by, the U.S. Internal Revenue Service or a change in the applicable U.S. Federal income tax law occurring after the date of original issue of those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in a related prospectus supplement.

        If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.

        If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

Modification of the Indenture

        Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, is effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to AEGON N.V. or AFC, as the case may be, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.

Consolidation, Merger or Disposition of Assets of AEGON N.V. or AFC

        We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

  •
  the successor person expressly assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  •
  any other conditions specified in the related prospectus supplement or, if applicable, the pricing supplement are met.

Concerning the Trustee

        We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.

        Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.

DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities, common shares or the equity or debt of issuers unaffiliated with us. If we issue warrants to purchase securities of issuers unaffiliated with us, the warrants will not be exercisable within one year of the date of sale of the warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent. A description of the warrant agreement will be included in the prospectus supplement or, if applicable, the pricing supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The following is a summary of the general terms of the warrants. Each time that we issue warrants pursuant to this prospectus we will file with the SEC a prospectus supplement, and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms applicable to those warrants. The terms presented here, together with the specific terms contained in the applicable prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the warrants.

General

        We will describe in the related prospectus supplement or, if applicable, the pricing supplement the terms of each series of warrants to purchase securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, the warrant agreement relating to the warrants offered and the warrant certificates representing the warrants offered. These terms will include some or all of the following:

  •
  the title of the warrants offered,

  •
  the securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, for which you may exercise the warrants,

  •
  the aggregate number of the warrants,

  •
  the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants,

  •
  the currency or currencies investors may use to pay for the warrants,

  •
  the procedures and conditions relating to the exercise of the warrants,

  •
  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

  •
  the date, if any, from which you may separately transfer the warrants and the related securities,

  •
  the date on which your right to exercise the warrants commences, and the date on which your right expires,

  •
  whether we will issue the warrants or the underlying securities in registered form or bearer form,

  •
  information with respect to book-entry procedures, if any,

  •
  the maximum or minimum number of warrants which you may exercise at any time,

  •
  if applicable, a discussion of material United States federal income tax considerations,

  •
  a description of your rights to institute and maintain any suit, action or proceeding to enforce your rights to exercise and receive the securities purchasable upon exercise of your warrants;

  •
  a description of any antidilution provisions applicable to the warrants that would require adjustment of the number of securities purchasable or the exercise price of your warrants, or both;

  •
  the identity of the warrant agent; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

        We will also describe in the related prospectus supplement or, if applicable, the pricing supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the related prospectus supplement or, if applicable, the pricing supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the underlying securities purchasable upon exercise of the warrants and will not be entitled to dividend, interest or any other payments, if any, or voting rights of the underlying securities purchasable upon such exercise.

Enforceability of Rights; Governing Law

        Each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES

        In addition to guarantees in connection with debt securities issued by AFC, we may issue guarantees in a variety of circumstances including in connection with one or more securities described in this prospectus, in connection with the obligations of any present or future subsidiary in addition to AFC, or in connection with other transactions to be described in one or more prospectus supplements and, if applicable, pricing supplements. Except in connection with debt securities issued by AFC, which will be issued without separate consideration, guarantees may be issued for consideration or without consideration. Guarantees may be subordinated or unsubordinated and may be contingent or non-contingent.

        The following is a summary of the general terms of the guarantees. Each time that we issue guarantees pursuant to this prospectus, we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, a pricing supplement will contain the specific terms applicable to those guarantees. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, a pricing supplement will be a description of the material terms of the guarantees. When we refer in this summary to guaranteed securities, we mean the securities to which the guarantee relates. When we refer in this summary to the issuer, we mean the issuer of the relevant guaranteed securities.

Guarantees of Debt Securities of AFC

        If AFC issues the debt securities, AEGON N.V. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of senior debt securities will constitute an unsecured, unsubordinated obligation of AEGON N.V. and will rank equally with all other unsecured and unsubordinated obligations of AEGON N.V.. The guarantees of subordinated debt securities will constitute an unsecured obligation of AEGON N.V. and will be subordinated in right of payment to all senior indebtedness of AEGON N.V. as defined for purposes of each series of subordinated debt securities.

        AEGON N.V. will (i) agree that its obligations under the guarantees will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the guaranteed debt securities or the indenture and (ii) waive any right to require a proceeding against AFC, as the case may be, before its obligations under the guarantees shall become effective. See "Enforcement of Civil Liabilities Against Foreign Persons".

Other Guarantees

        We may offer guarantees in a variety of circumstances that will be described in prospectus supplements and, if applicable, pricing supplements. For example, we may offer guarantees to holders of one or more series of debt securities of one or more of our direct or indirect subsidiaries as consideration for obtaining consent to amend or waive certain covenants and other terms of those securities and the indenture or indentures governing them. The relevant prospectus supplement and, if applicable, the pricing supplement will contain a description of the specific terms of the guarantees we may offer including the following:

  •
  the title and issuer of the obligations to which the guarantee relates;

  •
  whether and to what extent the obligations under the guarantee are contingent;

  •
  any obligations to which the guarantee may be subordinated;

  •
  to what extent the guarantee is issued in connection with an indenture or other instrument and the terms of any supplemental indenture or other instrument entered into in connection with the issuance of the guarantee;

  •
  the principal amount of our obligation under the guarantee;

  •
  any limits on assignment of the guarantee;

  •
  any consideration to be received for the guarantee;

  •
  any events of default under the guarantee; and

  •
  any other terms or conditions associated with the guarantee.

  •
  The guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional debt that is senior to guarantees in right of payment.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of common shares or other securities at a future date or dates. The price of common shares or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and other securities, including debt or equity issued by us or debt obligations of third parties, including United States Treasury securities. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require you to secure your obligations in a specified manner including by depositing cash or securities forming a component of units issued by us or otherwise.

        Each time that we issue purchase contracts pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms of those purchase contracts. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the purchase contracts. The preceding description and any description of purchase contracts in the related prospectus supplement or, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Unless otherwise specified in the related prospectus supplement and, if applicable, the pricing supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may or may not be held or transferred separately, at any time or at any time before a specified date. The related prospectus supplement and, if applicable, the related pricing supplement, may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  •
  whether the units will be callable by the issuer;

  •
  any conversion rights, penalties and restrictions;

  •
  any antidilution, mandatory conversion or tax call provisions;

  •
  whether the units will be issued in fully registered or global form; and

  •
  any other terms of the units.

        Each time that we issue units pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the terms of those units. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the units.

        The preceding description and any description of units in the related prospectus supplement and, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION IN THE NETHERLANDS

        The following summary describes the material Netherlands tax consequences of the acquisition, holding, redemption and disposal of common shares in AEGON N.V. or an interest in the debt securities, but does not purport to be a comprehensive description of all Netherlands tax considerations that may be relevant to a decision to acquire, hold, convert or dispose of the common shares or the debt securities. This summary is intended as general information only and each prospective investor should consult a professional tax adviser with respect to the tax consequences of an investment in common shares and/or debt securities.

        This summary is based on the Netherlands tax legislation, published case law, treaties, regulations and published policy, in force as of the date of this prospectus, though it does not take into account any developments or amendments thereof after that date whether or not such developments or amendments have retroactive effect.

        A discussion of any material Netherlands tax consequences associated with investing in warrants, units, purchase contracts or any other debt securities will be included in the related prospectus supplement or pricing supplement.

        For the purposes of this summary we have assumed that AFC is not a resident, nor deemed to be a resident, of the Netherlands for Netherlands tax purposes.

        In respect of the common shares of AEGON N.V., this summary does not address the Netherlands tax consequences for:

  (A)
  Holders of common shares holding a substantial interest (aanmerkelijk belang) in AEGON N.V. Generally speaking, a holder of common shares holds a substantial interest in AEGON N.V. if such holder of common shares, alone or, where such holder is an individual, together with his or her partner (statutory defined term) or certain other related persons, directly or indirectly, holds (i) an interest of 5% or more of the total issued capital of AEGON N.V., or of 5% or more of the issued capital of a certain class of shares of AEGON N.V. (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in AEGON N.V.;

  (B)
  Pension funds or other entities that are exempt from Netherlands corporate income tax;

  (C)
  Investment institutions (fiscale belegginsinstellingen) and exempt investment institutions (vrijgestelde fiscale beleggingsinstellingen);

  (D)
  Corporate holders of common shares holding, alone or together with related corporate entities, a participation (deelneming) in AEGON N.V. Generally speaking, a shareholding is considered to qualify as a participation if it represents an interest of 5% or more of the nominal paid-up share capital.

        In respect of the debt securities this summary does not address the Netherlands tax consequences for:

  (A)
  Holders of debt securities holding a substantial interest (aanmerkelijk belang) in AEGON N.V.. Generally speaking, a holder of debt securities holds a substantial interest if such holder of debt securities, alone or, where such holder is an individual, together with his or her partner (statutory defined term) or certain other related persons, directly or indirectly, holds (i) an interest of 5% or more of the total issued capital of AEGON N.V., or of 5% or more of the issued capital of a certain class of shares of AEGON N.V. (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in AEGON N.V.;

  (B)
  Pension funds or other entities that are exempt from Netherlands corporate income tax;

  (C)
  Investment institutions (fiscale belegginsinstellingen) and exempt investment institutions (vrijgestelde fiscale beleggingsinstellingen).

        A holder that acquires an interest in excess of the thresholds mentioned above is strongly recommended to consult a professional tax adviser with respect to the Netherlands tax consequences of an investment in the common shares or debt instruments.

COMMON SHARES OF AEGON N.V.

Dividend tax

        Withholding requirement.    AEGON N.V. is required to withhold 15% Netherlands dividend tax in respect of dividends and certain other payments on the common shares including:

  (i)
  distributions in cash or in kind including deemed and constructive proceeds;

  (ii)
  liquidation proceeds, proceeds on redemption of the common shares and, as a rule, the consideration for the repurchase of the common shares by AEGON N.V. in excess of its average paid-in capital recognized for Netherlands dividend tax purposes, unless a particular statutory exemption applies;

  (iii)
  the par value of common shares issued to a holder of the common shares or an increase of the par value of the common shares, except when the (increase in the) par value of the common shares is funded out of AEGON N.V.'s paid-in capital as recognized for Netherlands dividend tax purposes; and

  (iv)
  partial repayments of paid-in capital for tax purposes, if and to the extent there are qualifying profits (zuivere winst), unless the general meeting of the shareholders of AEGON N.V. has resolved in advance to make such repayment and provided that the nominal value of the common shares concerned has been reduced by an equal amount by way of an amendment of the articles of association and the paid-in capital is recognized as capital for Netherlands dividend tax purposes.

        Residents of the Netherlands.    If a holder is a resident of the Netherlands, Netherlands dividend tax which is withheld with respect to payments on the common shares will generally be creditable for Netherlands corporate income tax or Netherlands income tax purposes if the holder is the beneficial owner (as described below) thereof.

        Non-residents of the Netherlands.    If a holder is a resident of a country other than the Netherlands and if a treaty for the avoidance of double taxation with respect to taxes on income is in effect between the Netherlands and that country, and such holder is the beneficial owner (as described below) of the dividends and certain other payments on the common shares and a resident for the purposes of such treaty, such holder may, depending on the terms of that particular treaty, qualify for full or partial relief at source or for a refund in whole or in part of the Netherlands dividend tax.

        Beneficial owner.    A recipient of dividends and certain other payments on the common shares will not be entitled to any exemption, reduction, refund or credit of Dutch dividend tax if such recipient is not considered to be the beneficial owner of such amounts. Such recipient will not be considered the beneficial owner of such amounts, if, in connection with the amounts received, such recipient has agreed to pay an amount to another person or legal entity as part of a series of transactions and it is likely that:

  (a)
  such other person or legal entity would:

  (i)
  not be entitled to an exemption from such dividend tax while the recipient would be entitled to such exemption; or

    (ii)
    be subject to a higher rate of dividend tax or entitled to a lower refund of dividend tax than that applicable to the recipient; and

  (b)
  such person or legal entity has, directly or indirectly, retained or acquired an interest in the common shares that is comparable to the interest such person or legal entity had in the common shares or similar instruments prior to the series of transactions being entered into.

Corporate and individual income tax

        Residents of the Netherlands.    If a holder is resident or deemed to be resident of the Netherlands for Netherlands tax purposes and is fully subject to Netherlands corporate income tax or is only subject to Netherlands corporate income tax in respect of its enterprise to which the common shares are attributable, income derived from the common shares and gains realized upon the redemption or disposal of the common shares are generally taxable in the Netherlands.

        If an individual holder is resident or deemed to be resident of the Netherlands for Netherlands tax purposes (including an individual holder who has opted to be taxed as a resident of the Netherlands), income derived from the common shares and gains realized upon the redemption or disposal of the common shares are taxable at the progressive rates of the Netherlands Income Tax Act 2001, if:

  (i)
  the holder has an enterprise or an interest in an enterprise, to which enterprise the common shares are attributable; or

  (ii)
  such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include the performance of activities with respect to the common shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

        If neither condition (i) nor condition (ii) applies to the individual holder of the common shares, taxable income with regard to the common shares must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. At present, this deemed return on income from savings and investments has been fixed at a rate of 4% of the average of the individual's yield basis (rendementsgrondslag) at the beginning of the calendar year and the individual's yield basis at the end of the calendar year, insofar as the average exceeds a certain threshold. The average of the individual's yield basis is determined as the fair market value of certain qualifying assets held by the holder of the common shares less the fair market value of certain qualifying liabilities on 1 January and 31 December, divided by two. The fair market value of the common shares will be included as an asset in the individual's yield basis. The deemed return on income from savings and investments of 4% will be taxed at a rate of 30%.

        Non-residents of the Netherlands.    If a holder is not a resident nor deemed to be a resident of the Netherlands for Netherlands tax purposes (nor has opted to be taxed as a resident of the Netherlands), such holder is, except as set out above under "Dividend Tax", not taxable in respect of income derived from the common shares and gains realized upon the redemption or disposal of the common shares, unless:

  (i)
  the holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or a permanent representative the common shares are attributable; or

  (ii)
  the holder is entitled to a share in the profits of an enterprise, other than by way of securities, that is effectively managed in the Netherlands and to which enterprise the common shares are attributable; or

  (iii)
  the holder is an individual and such income or gains qualify as income from miscellaneous activities (resultaat uit overage werkzaamheden) in the Netherlands, which include the performance of activities in the Netherlands with respect to the common shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Gift and inheritance taxes

        Residents of the Netherlands.    Generally, gift and inheritance tax will be due in the Netherlands in respect of the acquisition of the common shares by way of a gift by, or on the death of, a holder that is a resident or deemed to be a resident of the Netherlands for the purposes of Netherlands gift and inheritance tax at the time of the gift or his or her death.

        A holder of Netherlands nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax, if he or she has been resident in the Netherlands during the ten years preceding the gift or his or her death. A holder of any other nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax if he or she has been resident in the Netherlands at any time during the twelve months preceding the time of the gift. The same twelve-month rule may apply to entities that have transferred their seat of residence out of the Netherlands.

        Non-residents of the Netherlands.    No gift or inheritance taxes will arise in the Netherlands in respect of an acquisition of the common shares by way of gift by, or as a result of the death of, a holder that is neither a resident nor deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax, unless:

  (i)
  such holder at the time of the gift, or at the time of his or her death, has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which permanent establishment or a permanent representative, the common shares are (deemed to be) attributable; or

  (ii)
  the common shares are (deemed to be) attributable to the assets of an enterprise that is effectively managed in the Netherlands and the donor or the deceased is entitled, other than by way of securities or through an employment contract, to a share in the profits of that enterprise, at the time of the gift or at the time of his or her death; or

  (iii)
  in the case of a gift of the common shares by a holder who at the date of the gift was neither a resident nor deemed to be a resident of the Netherlands, such holder dies within 180 days after the date of the gift, while at the time of his or her death being a resident or deemed to be a resident of the Netherlands.

Value added tax

        In general, no value added tax will arise in respect of payments in consideration for the issue of the common shares or in respect of a cash payment made under the common shares, or in respect of a transfer of common shares.

Other taxes and duties

        No registration tax, customs duty, transfer tax, stamp duty, capital tax or any other similar documentary tax or duty, will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the common shares.

DEBT SECURITIES OF AEGON N.V. AND AFC

Withholding tax

        All payments made by AEGON N.V. under the debt securities may be made free of withholding or deduction under the Netherlands Dividend Tax Act 1965 (Wet op de dividendbelasting 1965) for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein, provided that the debt securities do not in fact function as equity of the Issuer within the meaning of article 10, paragraph 1, under d of the Netherlands Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

        All payments made by AFC under the debt securities may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Corporate and individual income tax

        Residents of the Netherlands.    If a holder is resident or deemed to be resident of the Netherlands for Netherlands tax purposes and is fully subject to Netherlands corporate income tax or is only subject to Netherlands corporate income tax in respect of its enterprise to which the debt securities are attributable, income derived from the debt securities and gains realized upon the redemption, settlement or disposal of the debt securities are generally taxable in the Netherlands.

        If an individual holder is resident or deemed to be resident of the Netherlands for Netherlands tax purposes (including the individual holder who has opted to be taxed as a resident of the Netherlands), income derived from the debt securities and gains realized upon the redemption, settlement or disposal of the debt securities are taxable at the progressive rates of the Netherlands income tax act 2001 (Wet op de inkomstenbelasting 2001), if:

  (i)
  the holder has an enterprise or an interest in an enterprise, to which enterprise the debt securities are attributable; or

  (ii)
  such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include the performance of activities with respect to the debt securities that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

        If neither condition (i) nor condition (ii) applies to the individual holder of the debt securities, taxable income with regard to the debt securities must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realised. At present, this deemed return on income from savings and investments has been fixed at a rate of 4% of the average of the individual's yield basis (rendementsgrondslag) at the beginning of the calendar year and the individual's yield basis at the end of the calendar year, insofar as the average exceeds a certain threshold. The average of the individual's yield basis is determined as the fair market value of certain qualifying assets held by the holder of the debt securities less the fair market value of certain qualifying liabilities on 1 January and 31 December, divided by two. The fair market value of the debt securities will be included as an asset in the individual's yield basis. The deemed return on income from savings and investments of 4% will be taxed at a rate of 30 per cent.

        Non-residents of the Netherlands.    If a holder is not a resident nor deemed to be a resident of the Netherlands for Netherlands tax purposes (nor has opted to be taxed as a resident of the Netherlands), such holder is not taxable in respect of income derived from the debt securities and gains realized upon the settlement, redemption or disposal of the debt securities, unless:

  (i)
  the holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or a permanent representative the debt securities are attributable; or

  (ii)
  the holder is entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands, other than by way of securities, and to which enterprise the debt securities are attributable; or

  (iii)
  the holder is an individual and such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden) in the Netherlands, which include the performance of activities in the Netherlands with respect to the debt securities that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Gift and Inheritance taxes

        Residents of the Netherlands.    Generally, gift and inheritance taxes will be due in the Netherlands in respect of the acquisition of the debt securities by way of a gift by, or on the death of, a holder that is a resident or deemed to be a resident of the Netherlands for the purposes of Netherlands gift and inheritance tax at the time of the gift or his or her death.

        A holder of the Netherlands nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax, if he or she has been resident in the Netherlands during the ten years preceding the gift or his or her death. A holder of any other nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax if he or she has been resident in the Netherlands at any time during the twelve months preceding the time of the gift. The same twelve-month rule may apply to entities that have transferred their seat of residence out of the Netherlands.

        Non-residents of the Netherlands.    No gift or inheritance taxes will arise in the Netherlands in respect of the acquisition of the debt securities by way of gift by or as a result of the death of a holder that is neither a resident nor deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax, unless:

  (i)
  such holder at the time of the gift, or at the time of his or her death, has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which permanent establishment or a permanent representative, the debt securities are (deemed to be) attributable; or

  (ii)
  the debt securities are (deemed to be) attributable to the assets of an enterprise that is effectively managed in the Netherlands and the donor or the deceased is entitled, other than by way of securities or through an employment contract, to a share in the profits of that enterprise, at the time of the gift or at the time of his or her death; or

  (iii)
  in the case of a gift of the debt securities by a holder who at the date of the gift was neither a resident nor deemed to be a resident of the Netherlands, such holder dies within 180 days after the date of the gift, while at the time of his or her death being a resident or deemed to be a resident of the Netherlands.

Value added tax

        In general, no value added tax will arise in respect of payments in consideration for the issue of the debt securities or in respect of the cash payment made under the debt securities, or in respect of a transfer of debt securities.

Other taxes and duties

        No registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty, will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the debt securities.

EU Savings Directive

        Under EC Council Directive 2003/48/EC on the taxation of savings income, Member States are required, from the 1st July, 2005, to provide to the tax authorities of another Member State details of payment of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

        Also with effect from July 1, 2005, a number of non-EU countries including Switzerland, and certain dependent or associated territories of certain Member States have agreed to adopt similar measures (either provision of information or transitional withholding) (a withholding system in the case of Switzerland) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident in one of those territories.

TAXATION IN THE UNITED STATES

        This discussion is the opinion of Allen & Overy LLP insofar as it relates to matters of U.S. federal income tax law and describes certain material U.S. federal income tax consequences to beneficial holders of securities. This section addresses only the U.S. federal income tax considerations for holders that acquire the securities at their original issuance and hold the securities as capital assets. This section does not address all U.S. federal income tax matters that may be relevant to a particular prospective holder. Each prospective investor should consult a professional tax advisor with respect to the tax consequences of an investment in the securities. This section does not address tax considerations applicable to a holder of security that may be subject to special tax rules including, without limitation, the following:

  •
  financial institutions;

  •
  insurance companies;

  •
  dealers or traders in securities or currencies;

  •
  tax-exempt entities;

  •
  regulated investment companies;

  •
  persons that will hold the securities as part of a "hedging" or "conversion" transaction or as a position in a "straddle" for U.S. federal income tax purposes;

  •
  persons who hold the securities through partnerships or other pass-through entities;

  •
  holders that own (or are deemed to own) 10% or more of the voting shares of the relevant issuer or guarantor; and

  •
  holders that have a "functional currency" other than the U.S. dollar.

        Further, this section does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of security.

        This discussion does not cover every type of security, such as warrants, units or purchase contracts, that may be issued under this prospectus. If we intend to issue a security of a type not described in this section, or if there are otherwise special tax consequences with respect to the security that are not covered herein, additional tax information will be provided in the prospectus supplement or pricing supplement for the applicable security.

        This section is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations (the "Treasury regulations") and judicial and administrative interpretations, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        Each prospective investor should consult its own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of the securities.

        For the purposes of this section, a "U.S. holder" is a beneficial owner of securities that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

        If a partnership holds securities, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding securities should consult their tax advisor. A non-U.S. holder is a beneficial owner of securities that is not a U.S. holder.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

        This discussion assumes that AEGON N.V. is not, and will not become a passive foreign investment company (a "PFIC"), as discussed below under "Passive Foreign Investment Company Considerations."

Common Shares of AEGON N.V.

        Distributions.    The gross amount of any distribution (including any amounts withheld in respect of Netherlands withholding tax) actually or constructively received by a U.S. holder with respect to common shares will be taxable to the U.S. holder as a dividend to the extent of AEGON N.V.'s current or accumulated earnings and profits as determined under U.S. federal income tax principles. The U.S. holder will not be eligible for any dividends received deduction in respect of the dividend otherwise allowable to corporations. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder's adjusted tax basis in the common shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain from the sale or exchange of property. AEGON N.V. does not maintain calculations of its earnings and profits under U.S. federal income tax principles. If AEGON N.V. does not report to a U.S. holder the portion of a distribution that exceeds earnings and profits, the distribution will generally be taxable as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

        Certain dividends received by noncorporate U.S. holders in taxable years beginning before January 1, 2011, generally will be subject to a maximum income tax rate of 15%. This reduced income tax rate is only applicable to dividends paid by "qualified corporations" and only with respect to shares held by certain noncorporate U.S. holders for a minimum holding period (generally, 61 days during the 120-day period beginning 60 days before the ex-dividend date). AEGON N.V. believes it will be considered a qualified corporation for this purpose. Accordingly, dividends paid by AEGON N.V. to individual U.S. holders on shares held for the minimum holding period will generally be eligible for a reduced income tax rate. The reduced tax rate for qualified dividends is scheduled to expire on December 31, 2010, unless further extended by Congress. Each prospective noncorporate U.S. investor should consult its own tax advisor regarding the availability of the reduced rate.

        The U.S. Department of the Treasury (the "U.S. Treasury"), has announced its intention to promulgate rules pursuant to which holders of shares and intermediaries through whom such shares are held will be permitted to rely on certifications from issuers to establish that dividends are qualified dividends eligible for the preferential rates discussed above. Because such procedures have not yet been issued, it is not clear whether AEGON N.V. will be able to comply with the procedures. AEGON N.V. will use reasonable efforts to facilitate appropriate tax reporting by providing these certifications or other similar certifications pursuant to any subsequent rules the U.S. Internal Revenue Service (the "IRS"), or the U.S. Treasury may promulgate to the extent AEGON N.V. is reasonably able to do so without material cost.

        The amount of any distribution paid in a currency other than U.S. dollars (a "foreign currency") including the amount of any withholding tax thereon, will be included in the gross income of a U.S. holder in an amount equal to the U.S. dollar value of the foreign currency calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the foreign currency received in the distribution is not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency will be treated as ordinary income or loss.

        Dividends received by a U.S. holder with respect to common shares will be treated as foreign source income for the purposes of calculating that holder's foreign tax credit limitation. Subject to certain conditions and limitations, and subject to the discussion in the next paragraph, any Netherlands income tax withheld on dividends may be deducted from taxable income or credited against a U.S. holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. In certain circumstances, a U.S. holder may be unable to claim foreign tax credits for foreign taxes, if any, imposed on a dividend. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

        In general, upon making a distribution to shareholders, AEGON N.V. is required to remit all amounts withheld as Netherlands dividend withholding tax to the Netherlands tax authorities and, in such circumstances, the full amount of the taxes so withheld would generally (subject to certain limitations and conditions) be eligible for the U.S. holder's foreign tax deduction or credit as described above. The Netherlands dividend withholding tax may not be creditable against a U.S. holder's U.S. federal income tax liability, however, to the extent that AEGON N.V. is allowed to reduce the amount of dividend withholding tax paid to the Netherlands tax authorities by crediting withholding tax imposed on certain dividends paid to AEGON N.V. Currently, AEGON N.V. may, with respect to dividends received from qualifying non-Netherlands subsidiaries, credit taxes withheld from those dividends against the Netherlands withholding tax imposed on a dividend paid by AEGON N.V. up to a certain maximum amount. The credit reduces the amount of dividend withholding tax that AEGON N.V. is required to pay to the Netherlands taxing authorities but does not reduce the amount of tax AEGON N.V. is required to withhold from dividends paid to U.S. holders. In these circumstances, it is likely that the portion of taxes that AEGON N.V. is not required to pay to the Netherlands tax authorities with respect to dividends paid to U.S. holders would not qualify as a creditable tax for U.S. foreign tax credit purposes. Investors are urged to consult their tax advisers regarding the general creditability or deductibility of Netherlands withholding taxes.

        A distribution of additional common shares to U.S. holders with respect to their common shares that is made as part of a pro rata distribution to all shareholders generally will not be subject to U.S. federal income tax unless U.S. holders can elect that the distribution be payable in either additional common shares or cash. AEGON N.V. expects that U.S. holders would have this option upon each distribution. Accordingly, a distribution of additional common shares to U.S. holders with respect to their common shares where U.S. holders may elect that distribution be payable in additional common shares or cash will be taxable under the rules described above.

        Sale or Other Disposition of Shares.    A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale or exchange of common shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder's tax basis for those common shares. This gain or loss will be a capital gain or loss and will generally be treated as from sources within the United States. Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that have held the common shares for more than one year) and capital losses (the deductibility of which is subject to limitations).

        If a U.S. holder receives foreign currency upon a sale or exchange of common shares, gain or loss, if any, recognized on the subsequent sale, conversion or disposition of such foreign currency will be ordinary income or loss, and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. However, if such foreign currency is converted into U.S. dollars on the date received by the U.S. holder, the U.S. holder generally should not be required to recognize any gain or loss on such conversion.

        Redemption of Common Shares.    The redemption of common shares by AEGON N.V. will be treated as a sale of the redeemed shares by the U.S. holder (which is taxable as described above under "Sale or Other Disposition of Shares") or, in certain circumstances, as a distribution to the U.S. holder (which is taxable as described above under "Distributions").

        Passive Foreign Investment Company Considerations.    A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which either: (1) at least 75% of its gross income is passive income, or (2) on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. In arriving at this calculation, AEGON N.V. must also include a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions, but excludes any income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business. Based on AEGON N.V.'s estimated gross income, the average value of AEGON N.V.'s gross assets and the nature of AEGON N.V.'s active insurance business, AEGON N.V. does not believe that it will be classified as a PFIC in the current taxable year or for the foreseeable future. AEGON N.V.'s status in any taxable year will depend on its assets and activities in each year and because this is a factual determination made annually at the end of each taxable year, there can be no assurance that AEGON N.V. will not be considered a PFIC for any future taxable year. If AEGON N.V. were treated as a PFIC in any year during which a U.S. holder owns common shares, certain adverse tax consequences could apply. Investors should consult their own tax advisors with respect to any PFIC considerations.

Debt Securities of AEGON N.V. and AFC

        Interest.    Interest paid on the debt securities, other than interest on a discount note that is not qualified stated interest (each as defined below under "Original Issue Discount"), will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, depending on the U.S. holder's method of accounting for U.S. federal income tax purposes.

        A U.S. holder utilizing the cash method of accounting for U.S. federal income tax purposes that receives an interest payment denominated in a foreign currency will be required to include in income the U.S. dollar value of that interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

        If interest on a debt security is payable in a foreign currency, an accrual basis U.S. holder is required to include in income the U.S. dollar value of the amount of interest income accrued on a debt security during the accrual period. An accrual basis U.S. holder may determine the amount of the interest income to be recognized in accordance with either of two methods. Under the first accrual method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year. Under the second accrual method, the U.S. holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. If the last day of the accrual period is within five business days of the date the interest payment is actually received, an electing accrual basis U.S. holder may instead translate that interest expense at the exchange rate in effect on the day of actual receipt. Any election to use the second accrual method will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and will be irrevocable without the consent of the IRS.

        A U.S. holder utilizing either of the foregoing two accrual methods will recognize ordinary income or loss with respect to accrued interest income on the date of receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security). The amount of ordinary income or loss will equal the difference between the U.S. dollar value of the interest payment received (determined on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during that accrual period (as determined under the accrual method utilized by the U.S. holder).

        Foreign currency received as interest on the debt securities will have a tax basis equal to its U.S. dollar value at the time the interest payment is received. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

        Interest on the debt securities received by a U.S. holder will be treated as foreign source income for the purposes of calculating that holder's foreign tax credit limitation. The limitation on foreign taxes, if any, eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

        Original Issue Discount.    A debt security, other than a debt security with a term of one year or less (a "short-term note"), will be treated as issued at an original issue discount ("OID", and a debt security issued with OID, a "discount note") for U.S. federal income tax purposes if the excess of the sum of all payments provided under the debt security, other than "qualified stated interest" payments (as defined below), over the issue price of the debt security is more than a "de minimis amount" (as defined below). "Qualified stated interest" is generally interest paid on a debt security that is unconditionally payable at least annually at a single fixed rate. The issue price of the debt securities will be the first price at which a substantial amount of the debt securities are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

        In general, if the excess of the sum of all payments provided under the debt security other than qualified stated interest payments (the "stated redemption price at maturity") over its issue price is less than 0.25% of the debt security's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis OID" and the debt security is not a discount note. Unless the election described below under

"Election to Treat All Interest as OID" is made, a U.S. holder of a debt security with de minimis OID must include such de minimis OID in income as stated principal payments on the debt security are made. The includable amount with respect to each such payment will equal the product of the total amount of the debt security's deminimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the debt security.

        A U.S. holder will be required to include OID on a discount note in income for U.S. federal income tax purposes as it accrues, calculated on a constant-yield method, before the actual receipt of cash attributable to that income, regardless of the U.S. holder's method of accounting for U.S. federal income tax purposes. Under this method, U.S. holders generally will be required to include in income increasingly greater amounts of OID over the life of the discount notes. Investors should consult their own tax advisors to determine the U.S. federal income tax implications of the constant-yield method and regarding the accrual of OID generally.

        OID for any accrual period on a discount note that is denominated in, or determined by reference to, a foreign currency will be determined in that foreign currency and then translated into U.S. dollars in the same manner as interest payments accrued by an accrual basis U.S. holder, as described under "Interest" above. Upon receipt of an amount attributable to OID in these circumstances, a U.S. holder may recognize ordinary income or loss.

        OID on a discount note will be treated as foreign source income for the purposes of calculating a U.S. holder's foreign tax credit limitation. The limitation on foreign taxes, if any, eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

        Acquisition Premium.    A U.S. holder that purchases a debt security for an amount less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price and that does not make the election described below under "Election to Treat All Interest as OID" will have acquisition premium. Investors should consult their own tax advisors regarding the U.S. federal income tax implications of acquisition premium.

        Market Discount.    A debt security, other than a short-term note, will be treated as purchased at a market discount (a "market discount note") if the debt security's stated redemption price at maturity or, in the case of a discount note, the debt security's "revised issue price", exceeds the amount for which the U.S. holder purchased the debt security by at least 0.25% of the debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity. If such excess is not sufficient to cause the debt security to be a market discount note, then such excess constitutes "de minimis market discount" and the debt security is not subject to the rules discussed in the following paragraphs. For these purposes, the "revised issue price" of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.

        Any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on that debt security. Alternatively, a U.S. holder of a market discount note may elect to include market discount in income currently over the life of the debt security. Such an election shall apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

        Market discount on a market discount note will accrue on a straight-line basis unless the U.S. holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the debt security with respect to which it is made and may not be revoked. A U.S. holder of a market discount note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to that market discount note in an amount not exceeding the accrued market discount on that market discount note until the maturity or disposition of that market discount note.

        Election to Treat All Interest as OID.    A U.S. holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method as described under the heading "Original Issue Discount", with the modifications described below. For the purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

        In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of the debt security will equal its cost to the electing U.S. holder, the issue date of the debt security will be the date of its acquisition by the electing U.S. holder, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a debt security with amortizable bond premium, then the electing U.S. holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. holder as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

        If the election to apply the constant-yield method to all interest on a debt security is made with respect to a market discount note, the electing U.S. holder will be treated as having made the election discussed above under "Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. holder.

Debt Securities Subject to Redemption

        Certain of the debt securities (1) may be redeemable at the option of the relevant issuer prior to their maturity (a "call option") and/or (2) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Debt securities containing such features may be subject to rules that are different from the general rules discussed above. Investors intending to purchase debt securities with such features should consult their own tax advisors, since the OID consequences will depend, in part, on the particular terms and features of the purchased debt securities. The applicable prospectus supplement will contain additional discussion relating to the terms and features of such debt securities.

Short-Term Notes

        Short-term notes will be treated as having been issued with OID. In general, an individual or other cash method U.S. holder is not required to accrue such OID unless the U.S. holder elects to do so. If such an election is not made, any gain recognized by the U.S. holder on the sale, exchange or maturity of the short-term debt note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. holders who report income for U.S. federal income tax purposes under the accrual method are required to accrue OID on a short-term note on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Debt Securities Purchased at a Premium

        A U.S. holder that purchases a debt security for an amount in excess of its principal amount may elect to treat such excess as amortizable bond premium. If this election is made, the amount required to be included in the U.S. holder's income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security's yield to maturity) to such year. In the case of a debt security that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder realizes exchange gain or loss (taxable as ordinary income or loss) equal to the difference between exchange rates at that time and at the time of the acquisition of the debt securities. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and is irrevocable without the consent of the IRS.

Sale, Exchange or Retirement of the Debt Securities

        A U.S. holder's tax basis in a debt security will generally equal its "U.S. dollar cost", increased by the amount of any OID or market discount included in the U.S. holder's income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. holder's income with respect to the debt security (each as determined above), and reduced by the amount of any payments with respect to the debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on the debt security. The "U.S. dollar cost" of a debt security purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on (1) the date of purchase or (2) in the case of a debt security traded on an established securities market (as defined in the applicable U.S. Treasury regulations), that is purchased by a cash basis U.S. holder (or an accrual basis U.S. holder that so elects), on the settlement date for the purchase. A U.S. holder will generally recognize gain or loss on the sale, exchange or retirement of a debt security equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the debt security. The amount realized on the sale, exchange or retirement of a debt security for an amount in foreign currency will be the U.S. dollar value of that amount on the date of disposition, or in the case of debt securities traded on an established securities market (as defined in the applicable U.S. Treasury regulations) that are sold by a cash basis U.S. holder or by an accrual basis U.S. holder that so elects, on the settlement date for the sale.

        Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a debt security that is attributable to changes in currency exchange rates will be ordinary income or loss and will consist of OID exchange gain or loss and principal exchange gain or loss. OID exchange gain or loss will equal the difference between the U.S. dollar value of the amount received on the sale, exchange or retirement of a debt security that is attributable to accrued but unpaid OID as determined by using the exchange rate on the date of the sale, exchange or retirement and the U.S. dollar value of accrued but unpaid OID as determined by the U.S. holder under the rules described above under "Original Issue Discount". Principal exchange gain or loss will equal the difference between the U.S. dollar value of the U.S. holder's purchase price of the debt security in foreign currency determined on the date of the sale, exchange or retirement, and the U.S. dollar value of the U.S. holder's purchase price of the debt security in foreign currency determined on the date the U.S. holder acquired the debt security. The foregoing foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange or retirement of the debt security, and will generally be treated as from sources within the United States for U.S. foreign tax credit limitation purposes.

        Any gain or loss recognized by a U.S. holder in excess of foreign currency gain recognized on the sale, exchange or retirement of a debt security would generally be U.S. source capital gain or loss (except to the extent such amounts are attributable to market discount, accrued but unpaid interest, or subject to the general rules governing contingent payment obligations). Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that held the debt securities for more than one year) and capital losses (the deductibility of which is subject to limitations).

        If a U.S. holder recognizes a loss on the transaction with respect to such amounts that exceeds certain specified thresholds, the U.S. holder may be required to specifically disclose certain information with respect to the transaction on its tax return. U.S. holders should consult their own tax advisors as to the applicability of these disclosure regulations.

        A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a debt security equal to the U.S. dollar value of the foreign currency at the time of the sale, exchange or retirement. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

Payments by Guarantor

        A payment on guaranteed debt securities made by AEGON N.V. generally will be treated in the same manner as if made directly by the issuer.

Special Categories of Debt Securities of AEGON N.V. and AFC

        Additional tax rules may apply to other categories of debt securities of AEGON N.V. and AFC. The prospectus supplement for these debt securities may describe these rules. In addition, you should consult your tax advisor in these situations. These categories of debt securities include:

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  debt securities that are convertible into common shares of AEGON N.V.;

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  debt securities that are issued in bearer form;

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  debt securities with contingent payments;

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  debt securities with variable rate payments;

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  indexed debt securities where payments will be payable by reference to any index or formula;

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  debt securities that are perpetual in maturity;

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  debt securities that are callable by the issuer before their maturity, other than typical calls at a premium; and

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  debt securities that are extendable at the option of the issuer or the holder.

Information Reporting and Backup Withholding

        Backup withholding and information reporting requirements may apply to certain payments of dividends, interest, OID, and to sale or redemption proceeds to U.S. holders made within the United

States or through certain U.S. related financial intermediaries. AEGON, its agent, a broker, or any paying agent, as the case may be, may be required to withhold tax from any payment that is subject to backup withholding if a U.S. holder fails to furnish the U.S. holder's taxpayer identification number, fails to certify that such U.S. holder is not subject to backup withholding, or fails to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. holders (including, among others, corporations) are not subject to the backup withholding and information reporting requirements.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally may be claimed as a credit against such holder's U.S. Federal income tax liability provided that the required information is furnished to the IRS. Prospective investors are urged to consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

Withholding Taxes

        Generally, payments of principal and interest, including OID, on the guaranteed debt securities issued by AEGON N.V. will not be subject to U.S. withholding taxes. The same rules will generally apply to payments of additional amounts and payments made by a guarantor on a guaranteed debt security. However, if you hold guaranteed debt securities issued by AFC, for the exemption from U.S. withholding taxes to apply to you, you must meet one of the following requirements:

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  You provide your name, address, and a signed statement that you are the beneficial owner of the guaranteed debt security and are not a U.S. holder. This statement is generally made on U.S. IRS Form W-8BEN and is provided to the bank, broker, or other intermediary through which you hold your debt securities;

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  You hold the debt securities directly through a "qualified intermediary", and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office, and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures;

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  You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on U.S. IRS Form W-8BEN. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or

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  You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. and is not exempt from U.S. tax under a tax treaty. This claim is generally made on U.S. IRS Form W-8ECI.

        You should consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if:

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  The person receiving the application form has actual knowledge that the statements on the form are false;

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  The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false; or

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  An intermediary through which you hold the debt securities fails to comply with the procedures necessary to avoid withholding taxes on the debt securities. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary evidence concerning your status) to the withholding agent for the debt securities. However, if you hold your debt securities through a qualified intermediary, or if there is a qualified intermediary in the chain of title between you and the withholding agent for the debt securities, the qualified intermediary will not generally be required to forward this information to the withholding agent.

        Even if you comply with these conditions, U.S. withholding taxes might arise on guaranteed debt securities issued by AFC if the amount of interest is based on the earnings or other attributes of AFC, as the case may be, or a related party. If this exception applies, additional information will be provided in the prospectus supplement.

Sale, Exchange or Retirement of Securities

        If you sell, exchange or redeem common shares or debt securities, you will generally not be subject to U.S. federal income tax on any gain, unless one of the following applies:

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  the gain is connected with a trade or business that you conduct in the United States;

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  you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the guaranteed debt security, and certain other conditions are satisfied; or

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  the gain represents accrued interest or OID, in which case the rules for interest or OID would apply.

U.S. Trade or Business

        If you hold your securities in connection with a trade or business that you are conducting in the United States, any interest or dividend on the security and any gain from disposing the security generally will be subject to income tax as if you were a U.S. holder, and if you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the security. The branch profits tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

        United States rules concerning information reporting and backup withholding are described above. These rules apply to non-U.S. holders as follows:

        Non-U.S. holders that provide the required tax certifications of exempt or foreign status will generally be exempt from U.S. information reporting requirements and backup withholding. However, dividends and sales proceeds a non-U.S. holder receives through a broker may be subject to information reporting and backup withholding if the non-U.S. holder is not eligible for an exemption. Non-U.S. holders are urged to consult their own tax advisors concerning the application of the information reporting and backup withholding rules.

        PROSPECTIVE INVESTORS SHOULD CONSULT LEGAL AND TAX ADVISORS IN THE COUNTRIES OF THEIR CITIZENSHIP, RESIDENCE AND DOMICILE TO DETERMINE THE POSSIBLE TAX CONSEQUENCES OF PURCHASING, HOLDING, SELLING AND REDEEMING SECURITIES UNDER THE LAWS OF THEIR RESPECTIVE JURISDICTIONS.

ERISA CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

        Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") prohibit an employee benefit plan, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in securities offered hereby might constitute or give rise to a prohibited transaction under ERISA and the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to other federal, state, local or non-U.S. laws that are substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code ("Similar Laws").

        We and certain of our subsidiaries may be a party in interest or disqualified person with respect to an employee benefit plan if, for example, we or a subsidiary provides services to the plan. Special caution should be exercised in that event, before securities offered hereby are purchased by the plan. In particular, the fiduciary of the plan should consider whether exemptive relief from the prohibited transaction provisions of ERISA and the Code is available under an applicable regulatory or administrative exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities where neither Allianz nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the plan involved in the transaction and the plan pays no more and receives no less than "adequate consideration" in connection with the transaction (the "service provider exemption"). In addition, the U.S. Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of securities offered hereby from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for certain transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank collective investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

        Because of the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of any securities offered hereby on behalf of or with "plan assets" of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of such securities and the availability of exemptive relief under the service provider exemption, Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or similar exemptions from Similar Laws. Purchasers of securities offered hereby have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code. The sale of any securities offered hereby to a plan subject to

ERISA or the Code or any Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such plan generally or any particular plan, or that such investment is appropriate for such plans generally or any particular plan.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in and outside the United States in one or more of the following ways:

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  through underwriters;

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  through dealers;

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  through agents; or

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  directly to purchasers.

        The distribution of the securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The distribution of guarantees may also be carried out in connection with a consent solicitation to amend covenants relating to a subsidiary's indebtedness. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the AEGON Group in the ordinary course of business.

        The prospectus supplement or, if applicable, the pricing supplement relating to any offering will include the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the purchase price of, or consideration payable for, the securities;

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  the net proceeds to us from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts or other underwriters' compensation;

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  any discounts or concessions allowed or re-allowed or paid to dealers; and

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  any other information we think is important.

Sales through Underwriters or Dealers

        If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if they purchase any. Underwriters may sell those securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of securities using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

        We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

        If we use a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.

Direct Sales and Sales through Agents

        We may also use this prospectus to directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

        We may also sell the offered securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

        We may authorize underwriters and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the prospectus supplement.

Indemnification

        Underwriters, dealers or agents participating in a distribution of securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.

LEGAL MATTERS

        Certain matters of United States law relating to the securities offered through this prospectus will be passed upon for AEGON N.V. and AFC by Allen & Overy LLP, New York, New York. Certain matters of Netherlands law relating to the securities offered through this prospectus will be passed upon for AEGON N.V. by Allen & Overy LLP, Amsterdam, The Netherlands.

EXPERTS

        Ernst & Young Accountants, independent registered public accounting firm, have audited our consolidated financial statements and schedules included in our Report on Form 6-K filed on September 12, 2007, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006 included in our Annual Report on Form 20-F for the year ended December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements, schedules and management's assessment are incorporated by reference in reliance on Ernst & Young Accountants' reports, given on their authority as experts in accounting and auditing.

is the parent company of Transamerica*

* AEGON N.V. is the issuer of the          % Perpetual Capital Securities. Neither Transamerica Corporation nor any other direct or indirect subsidiary of AEGON N.V. is obligated in any way with respect to the          % Perpetual Capital Securities.

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Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT
THE OFFERING
RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
RISK FACTORS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
SPECIAL NOTE REGARDING INCORPORATED FINANCIAL STATEMENTS AND FINANCIAL DISCLOSURES
INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC
CAPITALIZATION
DESCRIPTION OF THE CAPITAL SECURITIES
NETHERLANDS TAXATION
TAXATION IN THE UNITED STATES
UNDERWRITING
LEGAL MATTERS
EXPERTS

FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
AEGON N.V.
AEGON FUNDING CORP.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
SPECIAL NOTE REGARDING INCORPORATED FINANCIAL STATEMENTS AND FINANCIAL DISCLOSURES
INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC
FINANCIAL INFORMATION
ENFORCEMENT OF CIVIL LIABILITIES
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF INCORPORATION OF AEGON N.V.
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF GUARANTEES
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
TAXATION IN THE NETHERLANDS
TAXATION IN THE UNITED STATES
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS